UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Sylvamo Corporation
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Sylvamo

# The World's Paper Company

Notice of 2026 Annual Meeting and Proxy Statement

Notice of 2026 Annual Meeting of Shareowners of Sylvamo Corporation

Meeting Date Friday, May 15, 2026	Meeting Time 8:30 a.m. U.S. Central Time	Meeting Location Sylvamo World Headquarters 6077 Primacy Parkway Memphis, Tennessee 38119

Proposals on which shareowners will vote	Vote recommended by our board of directors

Proposal 1 Elect the seven director nominees named in the proxy statement to our board of directors	FOR each nominee

Proposal 2 Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026	FOR

Proposal 3 Approve, on a non-binding advisory basis, the compensation of our named executive officers	FOR

Your Vote is Important

If you are a registered shareowner and you received a notice that the proxy materials are available on the Internet, or you received a full set of proxy materials including a proxy card, please vote promptly using any of the methods listed below.

VOTE BY INTERNET	Go to www.proxypush.com/SLVM and follow the voting instructions on the notice or proxy card that you received.

VOTE BY PHONE	Call 866-509-1053 and follow the voting instructions on the notice or proxy card that you received.

VOTE BY MAIL	Follow the instructions for voting by mail on the notice or proxy card that you received.

VOTE AT THE MEETING	Refer below to “Attendance at the Meeting.”

If you hold your shares in street name through a bank or broker, please refer to the voting instructions received from your bank or broker for information on how to vote your shares, and if you plan to vote in person at the meeting, you must present a valid legal proxy from your bank or broker that is the record holder of your shares.

Attendance at the Meeting

To attend the meeting, you must be a shareowner of Sylvamo on the record date. If you are a registered shareowner, you may vote at the meeting by delivering your completed proxy card in person or by completing and delivering a ballot in person and providing government-issued proof of identification. If you are a beneficial owner of shares held in street name, you may vote at the meeting only if you obtain and bring to the meeting a legal proxy from your broker or bank that is the record holder of your shares, giving you the right to vote those shares in person at the meeting.

Shareowners of record of Sylvamo Corporation common stock (NYSE: SLVM) on the record date of March 20, 2026, are entitled to vote at the meeting and at any postponements or adjournments of the meeting. A list of these shareowners will be available for inspection and review prior to the meeting at Sylvamo’s headquarters in Memphis, Tennessee, starting Monday, May 4, 2026, during ordinary business hours.

By order of the Board of Directors,

Matthew L. Barron Senior Vice President, Chief Administrative and Legal Officer, and Corporate Secretary
April 2, 2026

The following materials of Sylvamo Corporation are available for viewing and printing at www.proxydocs.com/SLVM:

•	Notice of 2026 Annual Meeting of Shareowners (“Annual Meeting Notice”)

•	Sylvamo’s 2026 Proxy Statement (“Proxy Statement”)

•	Sylvamo’s 2025 Annual Report (“Annual Report”), which includes our annual report on Form 10-K for the year ended December 31, 2025 (“2025 Form 10-K”)

These materials or a notice that the proxy materials are available on the Internet (“Notice of Internet Availability”) are first being sent or otherwise made available to shareowners on or about April 2, 2026.

We will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of our 2025 Form 10-K, as filed with the SEC, including the consolidated financial statements and schedules thereto, but excluding exhibits. Requests for copies of such report should be sent to our Corporate Secretary, Matthew L. Barron, at 6077 Primacy Parkway, Memphis, TN 38119. Copies of any exhibit to the 2025 Form 10-K will be forwarded upon receipt of a written request to our Corporate Secretary at such address, subject to a reasonable charge for copying and mailing.

i	Proxy Summary

1	Proposals Submitted for Your Vote at the 2026 Annual Meeting
1	Proposal 1 - Elect seven director nominees to our Board
2	Proposal 2 - Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm
3	Proposal 3 - Approve, on a non-binding advisory basis, the compensation of our named executive officers

5	Information about the Annual Meeting
5	Meeting Date and Time
5	Voting and Attendance
8	Communicating with the Board
8	Matters Pertaining to Sylvamo’s 2027 Annual Meeting of Shareowners

10	Corporate Governance
10	Board Composition
10	Board Leadership Structure
10	Director Independence
11	Board Committees
14	Compensation Committee Interlocks and Insider Participation
14	Risk Oversight
15	Governance and Ethics Policies
15	Director Nomination Process
16	Board Time Commitment Policy and “Overboarding” Limits
16	Mandatory Director Retirement
16	Executive Sessions

17	Director Attendance at Board and Committee Meetings
17	Board Self-Assessments
17	Shareowner Engagement
17	Communicating with the Board
17	Certain Securities Transactions
18	Procedures for Treatment of Complaints Regarding Accounting, Internal Accounting Controls and Auditing Matters

19	Executive Officers and Directors
28	Family Relationships

29	Executive Compensation
29	Compensation Discussion and Analysis
29	Introduction
30	Executive Summary
35	Executive Compensation Program Design
37	Elements of Our Executive Compensation Program
45	Compensation Committee Report

46	Executive Compensation Tables
46	Summary Compensation Table
48	Grants of Plan-Based Awards
49	Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
50	Outstanding Equity Awards at Fiscal Year End
52	Option Exercises and Stock Vested
52	Pension Benefits
54	Non-Qualified Deferred Compensation
55	Potential Payments Upon Termination or Change-in-Control
56	Potential Payments Upon Retirement, Involuntary and Qualifying Termination after Change in Control

Proxy Statement 2026

57	Narrative to Potential Payments Upon Qualifying Termination After Change in Control
58	CEO Pay Ratio

60	Pay Versus Performance

63	Director Compensation
63	Compensation Philosophy
63	Stock Ownership Requirements
63	Elements of Our Director Compensation Program
63	Annual Compensation
64	Insurance and Indemnification Contracts

65	Our Analysis
65	Non-Employee Director Compensation Table

67	Other Information
67	Stock Ownership
69	Delinquent Section 16(a) Reports
69	Policies and Procedures for Related Person Transactions
69	Certain Relationships and Related Person Transactions
70	Reconciliations to U.S. GAAP Financial Measures

73	How to Contact Us

In this Proxy Statement, references to “Sylvamo,” “the Company,” “we,” “our,” and “us,” refer to Sylvamo Corporation. References to “shareowners,” “you” and “your” refer to our shareowners. References to years refer to our fiscal year, which is the calendar year ending each December 31st.

This Proxy Statement refers and links to website addresses and materials on those websites. No websites or any materials on those websites are incorporated by reference into this Proxy Statement, and they do not form part of this Proxy Statement.

Cautionary Statement Regarding Forward-Looking Statements

This Proxy Statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding our goals, commitments, strategies and expectations. These statements involve risks and uncertainties. Actual results could differ materially from future results expressed or implied by the forward-looking statements for a variety of reasons, including due to the risks and uncertainties discussed in our most recent periodic reports on Form 10-K and Form 10-Q and subsequent filings with the U.S. Securities and Exchange Commission (“SEC”). We assume no obligation to update any forward-looking statements or information, which speak as of their respective dates.

  Sylvamo

PROXY SUMMARY

Proxy Summary

Proposals

Our board of directors (“Board”) is submitting three proposals for your vote at the 2026 Annual Meeting of Shareowners (“Annual Meeting”).

Proposal	Description	Unanimous Board Recommendation	Page

1	Elect the seven director nominees named in this Proxy Statement	FOR Each nominee	1

2	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm	FOR	2

3	Approve, on a non-binding advisory basis, the compensation of our named executive officers	FOR	3

Director Nominees

Nominees

The Board, upon recommendation of the Nominating and Corporate Governance Committee, has nominated the following seven individuals for election at the Annual Meeting, each of whom currently serves on the Board. The Board has determined, in its business judgment, that each of the director nominees is independent under the listing standards of the New York Stock Exchange (“NYSE”) except for our Chief Executive Officer, John V. Sims. Additional information about the director nominees starts on page 19.

Name	Director Since	Board Committees and Leadership	Professional Background	Other Public Company Boards (#)
Christine S. Breves	2021	Audit Committee Management Development and Compensation Committee	Former EVP Business Transformation, SVP and CFO United States Steel Corporation	2
Lizanne M. Bruce	2021	Chair, Management Development and Compensation Committee Nominating and Corporate Governance Committee	Former Chief Human Resources Officer Kimberly-Clark Corporation Former Principal and Consultant Liz Gottung LLC	1
Jeanmarie Desmond	2021	Chair, Audit Committee Nominating and Corporate Governance Committee	Former EVP and CFO DuPont de Nemours, Inc.	2

Proxy Statement 2026  i

PROXY SUMMARY

Name	Director Since	Board Committees and Leadership	Professional Background	Other Public Company Boards (#)
Joia M. Johnson	2021	Management Development and Compensation Committee Nominating and Corporate Governance Committee	Former Chief Administrative Officer General Counsel and Corporate Secretary Hanesbrands Inc.	3
David Petratis	2021	Chairman of the Board Chair, Nominating and Corporate Governance Committee	Former CEO, President and Chairman Allegion plc	2
John V. Sims	2026	—	CEO and President Sylvamo Corporation	—
James P. Zallie	2021	Audit Committee	CEO, President and Chairman Ingredion Incorporated	1

ii  Sylvamo

PROXY SUMMARY

Skills, experience and attributes

Our vision is to be the world’s paper company: the employer, supplier and investment of choice. Our vision encapsulates our long-term strategy for creating value for our shareowners. We believe the director nominees’ skills, experience and attributes noted below enhance their strategic decision-making and guidance relevant to achieving our vision.

Strategic planning

Leadership experience in executive level strategic planning is core to our board’s evaluation and guidance of our business strategies.

Benefits our vision to be the employer, supplier and investment of choice

	●	●	●	●	●	●	●

Current or former CEO

Directors who have been CEOs bring their experience to bear on running a large public company. It augments their oversight of our CEO and other executive management, long-term strategic planning, human capital management, risk management, governance, shareowner value creation and shareowner engagement.

Benefits our vision to be the employer, supplier and investment of choice

					●	●	●

Current or former CFO

In-depth financial expertise strengthens the board’s oversight and direction of our company concerning financial matters, such as capital allocation, financial risk management and internal controls and procedures.

Benefits our vision to be the investment of choice

	●		●			●

Global business

Experience with multinational businesses expands our board’s perspective on the risks and opportunities of our global business and operations.

Benefits our vision to be the employer, supplier and investment of choice

	●	●	●	●	●	●	●

Manufacturing Experience in manufacturing organizations augments the board’s contributions relating to our operational strategies. Benefits our vision to be the supplier of choice	●	●	●	●	●	●	●

Paper industry

Experience in the paper industry enhances the board’s contributions that inform our strategic decision-making as we build the world’s paper company.

Benefits our vision to be the supplier and investment of choice

		●				●

Investor relations or investment analysis

Experience in investor relations or investment analysis furthers our board’s investor focus and quality input on our investor of choice strategies.

Benefits our vision to be the investment of choice

	●		●	●	●	●	●

Sales and marketing

Experience in sales and marketing enhances the board’s strategic contributions towards our efforts to develop, maintain, strengthen and increase customer relationships and sales.

Benefits our vision to be the supplier of choice

					●	●	●

Proxy Statement 2026  iii

PROXY SUMMARY

Human capital

Experience in human capital management contributes to the board’s oversight of our human capital strategies, including talent attraction and retention, executive compensation, succession planning and human capital risk mitigation.

Benefits our vision to be the employer of choice

●	●		●	●		●

Cybersecurity

Experience overseeing cybersecurity risk, in management leadership positions or on board committees responsible for such oversight, contributes to the board’s oversight and guidance concerning our cybersecurity strategies and initiatives.

Benefits our vision to be the supplier and investment of choice

●		●	●	●	●	●

Environmental and social initiatives

Experience overseeing or evaluating environmental and social initiatives, in management leadership positions or on board committees responsible for their oversight, adds to the breadth and depth of expertise that the board brings to oversight of our sustainability strategies.

Benefits our vision to be the employer, supplier and investment of choice

●	●	●	●	●		●

Public company board practices

Experience in public company board practices facilitates our board’s proper functioning, self-assessment and conduct in accordance with governance best practices.

Benefits our vision to be the investment of choice

●	●	●	●	●	●	●

iv  Sylvamo

PROXY SUMMARY

Governance

The Nominating and Corporate Governance Committee oversees our Board’s corporate governance practices. More information about our corporate governance practices starts on page 10.

•	Chairman of the Board and all other directors, except our CEO, are independent

•	Annual elections and majority voting for uncontested elections of directors

•	Required executive sessions at each regular Board meeting, without management present

•	Director resignation policy

•	Director time commitment policy

•	Limits on number of public company boards and audit committees on which a director may serve, with even stricter limits for directors who are public company executives

•	Mandatory director retirement age of 75

•	Sylvamo stock ownership and retention requirements for directors and executive management

•	Clawback policy for misconduct and financial statement restatements

•	Policy prohibiting directors, officers and employees from hedging and pledging Sylvamo securities

•	Shareowner right to communicate with Board and management embedded in Corporate Governance Guidelines

•	Investor outreach in 2025, including through investor conferences

•	Limited duration shareowner rights plan

Executive Compensation

At the Annual Meeting, shareowners will cast an advisory vote on the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement.

The Management Development and Compensation Committee oversees our executive compensation practices. The summaries below should be read in conjunction with the details about our executive compensation philosophy, compensation structure and the 2025 compensation of our NEOs, which start on page 29.

Compensation Philosophy

•	Attract and inspire talent through attractive pay programs, flexible approach to pay and broad incentives

•	Offer incentives to achieve Sylvamo strategic goals through balanced pay mix, pay for performance and performance goals aligned with short- and long- term strategic goals

•	Support development of leaders to facilitate succession plan by linking compensation rewards to employee contributions

•	Create a shareowner mindset through equity incentives

•	Active governance by the Management Development and Compensation Committee

Proxy Statement 2026  v

PROXY SUMMARY

Compensation Structure

•

Primary components are base salary, annual cash incentive based on individual and company performance, and long-term equity incentives that vest based on a mix of service and company performance-based conditions

•	Multiple metrics for performance-based compensation tied to strategic goals for Sylvamo

•	Equity ownership and retention requirements

•	Clawback of incentive compensation for certain financial statement restatements and misconduct

•	Change-in-control (CIC) benefits

•	Double triggers for severance and equity vesting
•	Capped for all NEOs

•	Non-competition and non-solicitation agreements

•	Benchmarked against peers and industry data

•	Annual risk assessment of compensation policies and practices

•	Annual shareowner advisory vote on executive compensation

Financial

2025 Highlights

•	Generated 12% Return on Invested Capital(1) in challenging 2025 environment for our industry

•	Earned $448 million in Adjusted EBITDA (13% Margin)(1)

•	Generated $44 million in Free Cash Flow(1)

•	Returned $155 million in cash to shareowners

•	Strategically reinvested in our business

•	Capital spending of $224 million to strengthen our low-cost assets
•	Includes $162 million invested for maintenance of our vital assets, regulatory compliance and reforestation of our valuable Brazil forestlands
•

Includes $62 million invested in high return capital projects, including $44 million in 2025 to reduce costs and significantly enhance the capabilities of our mill in Eastover, South Carolina, the lowest cost mill in our industry in North America

vi  Sylvamo

PROXY SUMMARY

Looking Forward

•	John V. Sims became our CEO on January 1, 2026

•	Our CEO and executive team refined our long-term vision

•	Our vision: To be legendary

•

Relentlessly pursue and achieve world class excellence in all that we do, to create substantial and lasting value for our employees, customers and shareowners, enabling us to be the employer, supplier and investment of choice

•	To that end, we will

•	Allocate capital wisely and focus on long-term value creation
•	Communicate transparently while providing context, rationale and honest assessment of our decisions and performance
•	Uphold our values and drive smart data-driven decisions that position Sylvamo for sustainable success and strengthen the Company for decades to come

•	We seek to attract and retain high-quality, long-term shareowners who share our vision for disciplined capital allocation and sustainable value creation

•

We believe that as we execute on our vision, industry conditions turn, our capital spending normalizes and the benefits from our investments begin to materialize, we have the potential to generate annually

•	> $300 million of Free Cash Flow(1)
•	> $15% Return on Invested Capital(1)

•	2025 was, and we expect 2026 to be, a low point in Free Cash Flow generation

•

2026 will be a transition year as we weather cyclical industry downturns, particularly in Europe, complete our capital investments at our Eastover mill and work through associated short-term capacity constraints in North America

(1)	Sylvamo reports its financial results in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

This	Proxy Statement includes these non-U.S. GAAP financial measures:

Non-U.S. GAAP Financial Measure	Most Directly Comparable U.S. GAAP Financial Measure

Adjusted EBITDA	Net Income

Adjusted EBITDA Margin	Net Income as a percentage of Net Sales

Free Cash Flow (FCF)	Cash Provided by Operating Activities from Continuing Operations

Return on Invested Capital (ROIC)	Net Income / Equity + Total Debt – Cash and Temporary Investments

These non-U.S. GAAP financial measures are defined and, for financial information presented using such measures, are reconciled to the most directly comparable U.S. GAAP financial measures on pages 70 through 72.

Management believes that these non-U.S. GAAP financial measures, when used in conjunction with information presented in accordance with U.S. GAAP, can facilitate a better understanding of the impact of various factors and trends on Sylvamo’s financial condition and results of operations. Management also uses these non-U.S. GAAP financial measures in making financial, operating and planning decisions and in evaluating Sylvamo’s performance, including for purposes of compensation decisions. Non-U.S. GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for, or superior to, U.S. GAAP financial measures. In addition, because not all companies use identical calculations, the non-U.S. GAAP financial measures referenced in this Proxy Statement may not be comparable to similarly titled measures disclosed by other companies, including companies in our industry.

Proxy Statement 2026  vii

Proposals Submitted for Your Vote at the 2026 Annual Meeting

This section presents each item of business for the Annual Meeting and the voting recommendations of our Board.

Proposal 1

Elect seven director nominees to our Board

Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated seven individuals — Christine S. Breves, Lizanne M. Bruce, Jeanmarie Desmond, Joia M. Johnson, David Petratis, John V. Sims and James P. Zallie — to be elected to serve on our Board for one year terms until the 2027 annual meeting of our shareowners and the date that a qualified successor has been elected, or until the director’s resignation, removal or death, if earlier.

Each nominee has consented to being named as a nominee in this Proxy Statement and serving on the Board if elected.

We do not know of any reason why any nominee would be unable to or would not serve as a director if elected. If, prior to the Annual Meeting, a nominee is unable or unwilling to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce its size.

There are no family relationships among our director nominees and executive officers.

All of our director nominees have served on the Board since our 2025 annual meeting of shareowners, except for John V. Sims. The Board appointed Mr. Sims a director effective January 1, 2026, the date that he became our Chief Executive Officer and President. Also effective January 1, 2026, the Board appointed David Petratis independent Chairman of the Board.

More information about the director nominees is in the section of this Proxy Statement entitled “Executive Officers and Directors.”

The Board recommends that you vote FOR each nominee

Vote Required to Elect Nominees

Sylvamo has implemented majority voting in uncontested elections of directors. A nominee will be elected if a majority of the votes cast are “for” the nominee’s election.

If a majority of the votes cast are not “for” an incumbent director’s election at the Annual Meeting, then our amended and restated bylaws require the nominee to tender a resignation from the Board, contingent on the Board’s acceptance of the resignation. The Nominating and Corporate Governance Committee will recommend to the Board whether to accept or decline the resignation, considering all factors it determines as relevant and in the best interests of Sylvamo and its shareowners. The Board (except the director who tendered the resignation) will decide whether to accept the resignation by no later than its next regularly scheduled Board meeting after the Annual Meeting’s election results are certified. The Board will announce its decision on the tendered resignation in a current report on Form 8-K or a periodic report filed with the SEC.

Proxy Statement 2026  1

PROPOSALS SUBMITTED FOR YOUR VOTE AT THE 2026 ANNUAL MEETING

Your Voting Options

You may vote “for” or “against” a nominee, or you may “abstain” from voting with respect to a nominee. Abstentions will not count as votes and will have no effect on the results.

If you hold your shares in street name through a bank or broker, your failure to provide voting instructions to your bank or broker will cause your shares to be considered “broker non-votes” because your bank or broker is not entitled to vote your shares in its discretion on this proposal. Broker non-votes will not count as votes cast and will have no effect on the results.

Holders of proxies solicited by this Proxy Statement will vote your proxy received by them as directed on the proxy card or, if no direction is made, “for” the election of all seven nominees.

Cumulative voting is not permitted. Proxies cannot be voted for a greater number of individuals than the seven nominees named in this Proxy Statement.

Proposal 2

Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm

Our Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for 2026.

At the Annual Meeting, our shareowners will vote on a non-binding basis to ratify the appointment of Deloitte as our independent registered public accounting firm for 2026.

Your ratification of the Audit Committee’s appointment of Deloitte is not required for the appointment to be valid. However, we value your opinion and believe that shareowner ratification of the appointment is a good corporate governance practice. If this proposal does not receive enough affirmative votes to ratify the appointment of Deloitte, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time, if the Audit Committee determines that such a change would be in our and our shareowners’ best interests.

Deloitte has served as our independent registered public accounting firm since our inception in 2021.

Representatives of Deloitte are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to questions.

The Board recommends that you vote FOR Proposal 2

Vote Required for Approval

Approval of this proposal requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting.

Your Voting Options

You may vote “for” or “against” this proposal, or you may “abstain” from voting. Abstentions will have the same effect as votes cast against this proposal because they are considered shares present at the meeting for purposes of determining a quorum.

If you hold your shares in street name through a bank or broker and fail to provide your bank or broker with voting instructions, your bank or broker may vote your shares in its discretion because the ratification of the appointment of our independent registered public accounting firm is a routine matter. As a result, we do not expect there to be any broker non-votes associated with this proposal.

2  Sylvamo

PROPOSALS SUBMITTED FOR YOUR VOTE AT THE 2026 ANNUAL MEETING

Holders of proxies solicited by this Proxy Statement will vote your proxy received by them as directed on the proxy card or, if no direction is made, “for” ratification of the appointment of Deloitte as our independent registered public accounting firm.

Proposal 3

Approve, on a non-binding advisory basis, the compensation of our named executive officers

Our Board seeks your approval of the compensation of our NEOs as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”), including in the Compensation Discussion and Analysis, related compensation tables and narrative disclosures that accompany the compensation tables. This is typically called a “say-on-pay” vote.

More specifically, our Board asks you to approve the following non-binding resolution at the Annual Meeting:

“Resolved, that the compensation paid to Sylvamo’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Exchange Act, including in the Compensation Discussion and Analysis, the related compensation tables and narrative disclosures, is hereby approved.”

Our Board is presenting you with this “say-on-pay” proposal for your vote, because at our 2022 annual meeting of shareowners, a majority of our shareowners voted, consistent with our Board’s recommendation, to hold an annual non-binding say-on-pay vote. A say-on-pay vote will be held every year unless our shareowners vote, at their annual meeting to be held in 2028, to approve a different frequency of say-on-pay voting. Our Board believes that an annual say-on-pay vote allows our shareowners to provide us with regular, direct input on our executive compensation philosophy, policies and practices as disclosed in our annual proxy statements, and is consistent with our practice of shareowner engagement on our performance, long-term strategy, governance, and other related matters.

Although the say-on-pay vote is a non-binding advisory vote, the Management Development and Compensation Committee and the Board will consider the outcome of this vote when making future compensation decisions regarding our NEOs.

The Board recommends that you vote FOR Proposal 3

Vote Required for Approval

Approval of this proposal requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting.

Your Voting Options

You may vote “for” or “against” this proposal, or you may “abstain” from voting. Abstentions will have the same effect as votes cast against this proposal, because they are considered shares present at the meeting for purposes of determining a quorum.

If you hold your shares in street name through a bank or broker, your failure to provide voting instructions to your bank or broker will cause your shares to be considered “broker non-votes” because your bank or broker is not entitled to vote your shares in its discretion for this proposal. Broker non-votes will have the same effect as votes cast against this proposal because they are considered shares present at the meeting for purposes of determining a quorum.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, “for” the non-binding advisory resolution approving the compensation of our NEOs.

Proxy Statement 2026  3

PROPOSALS SUBMITTED FOR YOUR VOTE AT THE 2026 ANNUAL MEETING

How to vote

If you are a registered shareowner that received a notice that the proxy materials are available on the Internet, or you received a full set of proxy materials including a proxy card, please vote as promptly as possible by using one of the following methods:

INTERNET	Go to www.proxypush.com/SLVM and follow the voting instructions on the notice or proxy card that you received.

PHONE	Call 866-509-1053 and follow the voting instructions on the notice or proxy card that you received.

MAIL	Follow the voting instructions for voting by mail on the notice or proxy card that you received.

AT THE MEETING	Attend the meeting, provide a government-issued proof of identification and vote in person when voting is held during the meeting.

If you hold your shares in street name through a bank or broker, refer to the voting instructions received from your bank or broker for information on how to vote at the Annual Meeting, and to vote in person at the meeting, you must present a valid legal proxy from your bank or broker that is the record holder of your shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareowners to Be Held on May 15, 2026

The Proxy Statement and our Annual Report are available for review at www.proxydocs.com/SLVM.

A Notice of Internet Availability of Proxy Materials, or a copy of the Annual Meeting Notice and Proxy Statement, our Annual Report and other proxy materials, are first being sent or otherwise made available to shareowners on or about April 2, 2026.

4  Sylvamo

Information about the Annual Meeting

Meeting Date and Time

The Annual Meeting will be held on Friday, May 15, 2026, at 8:30 a.m. U.S. Central Time. The Annual Meeting will be held at Sylvamo World Headquarters, 6077 Primacy Parkway, Memphis, Tennessee 38119.

Shareowners of record of Sylvamo common stock at the close of business on the record date, March 20, 2026, or their duly authorized proxy holders, are entitled to vote on each matter submitted to a vote at the Annual Meeting and at any adjournment or postponement of the meeting. There were 39,735,377 shares of Sylvamo common stock outstanding on March 20, 2026. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting. A list of shareowners as of the record date will be available for inspection and review prior to the Annual Meeting, at our headquarters in Memphis, Tennessee, starting Monday, May 4, 2026, during ordinary business hours. To review the list, contact our Corporate Secretary at the address in this Proxy Statement under the heading “How to Contact Us.”

Voting and Attendance

Why am I receiving these proxy materials?

We have made these materials available to you or delivered paper copies to you by mail because you are a Sylvamo shareowner of record as of March 20, 2026, and our Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under SEC rules and is intended to assist you in determining how to vote your shares.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By voting electronically on the Internet, voting by telephone, or signing and returning a proxy card, you will have authorized three Sylvamo executive officers — John V. Sims, Chief Executive Officer and President; Donald P. Devlin, Senior Vice President and Chief Financial Officer; and Matthew L. Barron, Senior Vice President, Chief Administrative and Legal Officer, and Corporate Secretary — to represent you as your proxy and vote your shares at the Annual Meeting in accordance with your instructions. If you do not provide instructions, they may vote with respect to each proposal in their discretion in accordance with the recommendations of the Board, as stated in the section of this Proxy Statement entitled “Proposals Submitted for Your Vote at the 2026 Annual Meeting.” If you submit a valid proxy, they also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

What is included in the proxy materials?

The proxy materials for the Annual Meeting include:

•	Annual Meeting Notice

•	Proxy Statement

•	Annual Report

If you receive a paper copy of the proxy materials, then a proxy card or voting instruction form and pre-paid return envelope are also included. The Annual Meeting Notice and Proxy Statement, our Annual Report and other proxy materials are first being made available for viewing and printing at www.proxydocs.com/SLVM and are first being sent to shareowners of record beginning on or about April 2, 2026.

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INFORMATION ABOUT THE ANNUAL MEETING

Why did I receive a Notice of the Internet Availability of Proxy Materials instead of a full set of proxy materials?

We are furnishing proxy materials to our shareowners primarily through notice-and-access delivery pursuant to SEC rules. As a result, beginning April 2, 2026, we are mailing to many of our shareowners a Notice of Internet Availability containing instructions on how to access the proxy materials on the Internet. Shareowners who have affirmatively requested electronic delivery of our proxy materials will receive instructions via email regarding how to access these materials electronically. Shareowners who have previously requested to receive a paper copy of the materials will receive a full paper set of the proxy materials by mail. Using the notice-and-access method of proxy delivery expedites receipt of proxy materials by our shareowners and reduces the cost of producing and mailing the full set of proxy materials. If you receive a Notice of Internet Availability by mail, you will not receive a paper copy of the proxy materials in the mail unless you request a paper copy. Instead, the Notice of Internet Availability instructs you on how to access the proxy materials and vote on the Internet. To request that a paper copy of the proxy materials be sent to you by mail, follow the instructions in the Notice of Internet Availability.

How many votes must be present to hold the Annual Meeting?

Holders of record of Sylvamo common stock present, in person or by proxy, at the Annual Meeting, representing a majority of the number of shares entitled to vote at the meeting (must exceed 19,867,689 votes) is required to constitute a quorum and transact business at the Annual Meeting. Shares held of record and represented by signed proxy cards, including those marked “abstain” or returned without voting instructions, will be counted as present in determining if a quorum exists. If you hold shares in street name through a bank or broker and do not provide voting instructions for such shares, and your bank or broker exercises its discretion to vote on Proposal 2 (a routine proposal), then your shares will be counted as present in determining if a quorum exists. We urge you to vote by proxy even if you plan to attend the Annual Meeting in person. That will help us know as soon as possible that we have enough shares represented to hold the meeting. Returning your proxy will not affect your right to revoke your proxy, attend the Annual Meeting or vote in person at the Annual Meeting.

How do I vote my shares?

If you are a “holder of record” (that is, if your shares are registered in your own name with our transfer agent), you have several options. You may vote in advance of the meeting on the Internet, by telephone or by mail using a written proxy card. You may request a physical proxy card by following the instructions included on the Notice of Internet Availability that you received. If you are a holder of record, you also will have the option to vote your shares in person at the Annual Meeting by delivering a completed proxy card in person or completing and delivering a ballot in person. We will distribute ballots to holders of record who wish to vote in person at the meeting.

If you hold your shares in street name through a bank or broker, you have the right to direct your bank or broker how to vote your shares. If you receive a Notice of Internet Availability or voting instruction form from your bank or broker, please follow the instructions provided on the form. If you do not instruct your bank or broker how to vote your shares, it will nevertheless be entitled to vote your shares with respect to “routine” items (Proposal 2), but it will not be permitted to vote your shares with respect to “non-routine” items (Proposals 1 and 3). In the case of a non-routine item, your shares will be considered “broker non-votes.” Also, you may vote at the meeting if you obtain and bring to the meeting a valid legal proxy from your bank or broker that holds your shares giving you the right to vote the shares at the meeting.

How do I attend the Annual Meeting?

The location of the Annual Meeting is Sylvamo World Headquarters, 6077 Primacy Parkway, Memphis, Tennessee 38119. The meeting will not be held virtually. If you wish to attend the Annual Meeting, please arrive in person no later than 15 minutes before the meeting start time of 8:30 a.m. U.S. Central Time on May 15, 2026, to allow sufficient time to sign in and be seated before the meeting commences.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting, but only on business that could have been transacted at the Annual Meeting before it was postponed or adjourned. You will still be able to change or revoke your proxy until it is voted at the postponed or adjourned meeting.

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Can I change or revoke my vote or proxy?

Yes, you may change your vote or revoke your proxy at any time before or at the Annual Meeting.

If you are a holder of record, you may change your vote or revoke your proxy by:

•	casting a new vote by telephone or on the Internet prior to the Annual Meeting;

•	properly completing and signing another proxy card with a later date and returning the proxy card prior to the Annual Meeting;

•

giving written revocation in person at the Annual Meeting before voting commences or by mail delivered before the Annual Meeting to the attention of our Corporate Secretary at the street address noted in this Proxy Statement under the heading “How to Contact Us;” or

•	casting a new vote in person at the Annual Meeting.

If you hold your shares in street name through a bank or broker, you may change or revoke your voting instructions by contacting your bank or broker prior to the Annual Meeting.

What if I do not indicate my vote for one or more of the proposals on my proxy card?

If you are a holder of record and you return a signed proxy card without indicating your vote, your shares will be voted as follows:

•	for Proposal 1 to elect as our directors all seven nominees named in the Proxy Statement;

•	for Proposal 2 to ratify the appointment of Deloitte as our independent registered public accounting firm for 2026; and

•	for Proposal 3 to approve, on a non-binding advisory basis, the compensation of our NEOs.

If you are a holder of record and you do not return a proxy card or vote in person at the Annual Meeting, your shares will not be voted and will not count toward the quorum necessary to hold the meeting.

If your shares are held in street name and you do not give your bank or broker instructions on how to vote, your shares will still be counted toward the quorum requirement for the Annual Meeting provided that your bank or broker votes your shares utilizing its discretionary authority for Proposal 2, as noted below. The failure to instruct your bank or broker how to vote will impact the vote on the proposals for consideration at the Annual Meeting as follows:

•

Proposals 1 and 3 — if you do not provide voting instructions, your bank or broker will not be permitted to vote your shares on either of these proposals, and your shares will be considered broker non-votes. A broker non-vote will have no effect on the outcome of Proposal 1. A broker non-vote will have the same effect as a vote cast against Proposal 3.

•	Proposal 2 — your bank or broker may vote your shares at its discretion.

Will my vote be confidential?

Yes. Your vote is confidential and will not be disclosed to our directors or employees, unless in accordance with law.

Will our directors attend the Annual Meeting?

Our Corporate Governance Guidelines set an expectation that all directors attend annual meetings of shareowners. All of our directors attended our 2025 annual meeting of shareowners. We anticipate that all directors nominated for election at the Annual Meeting will attend the Annual Meeting.

Who will solicit proxies on behalf of Sylvamo?

Sylvamo pays the cost of preparing proxy materials and soliciting your vote. Proxies may be solicited on our behalf by our directors, officers or employees by telephone, email or other electronic transmission or in person, without compensation. We have hired Alliance Advisors, LLC to solicit proxies for an estimated fee of approximately $25,000, plus expenses.

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What is householding?

We have adopted “householding,” a procedure by which shareowners of record who have the same address and last name and do not participate in electronic delivery will receive only one copy of the Notice of Internet Availability or the proxy materials, unless one or more of those shareowners notifies us that they wish to continue receiving individual copies. This procedure saves us printing and mailing costs. Shareowners will continue to receive separate proxy cards. We will deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability or the proxy materials to a shareowner at a shared address to which a single copy of the documents was delivered. To request separate copies of the Notice of Internet Availability or the proxy materials, or to request that only a single copy be sent to the household, either now or in the future, please call us at 1-866-735-0665, or send your written request to our Corporate Secretary at the address in this Proxy Statement under the heading “How to Contact Us.”

How do I change future proxy delivery options?

If you hold your shares in street name and wish to receive separate copies of future Notices of Internet Availability or sets of proxy materials, or if you currently receive multiple copies of the Notice of Internet Availability or multiple sets of proxy materials and would like to receive a single copy or set, please contact call Broadridge Financial Solutions, Inc., at 1-866-540-7095, or send your written request to:

Broadridge Financial Solutions, Inc.

Householding Dept.

51 Mercedes Way

Edgewood, NY 11717

Communicating with the Board

How do I communicate with the Board?

Shareowners or other interested parties may communicate with our entire Board, a Board committee, the Chairman of the Board, the independent directors as a group, or any one or more specific directors by writing to our Corporate Secretary at the address in this Proxy Statement under the heading “How to Contact Us.” Our Corporate Secretary will forward all communications relating to Sylvamo’s interests, other than business solicitations, advertisements, job inquiries or improper communications, directly to the appropriate director(s). For more information about communicating with the Board, see page 17.

Matters Pertaining to Sylvamo’s 2027 Annual Meeting of Shareowners

What is the deadline for consideration of Rule 14a-8 shareowner proposals for inclusion in Sylvamo’s proxy statement for the 2027 annual meeting of shareowners?

A shareowner who wishes to submit a proposal under Rule 14a-8 of the Exchange Act, for inclusion in our proxy statement and form of proxy for the 2027 annual meeting of shareowners, must send the proposal to our Corporate Secretary at the address in this Proxy Statement under the heading “How to Contact Us.” We must receive the proposal at our principal executive office on or before December 3, 2026, and the proposal must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act.

Can I nominate a director in connection with the 2027 annual meeting of shareowners?

Yes. If you would like to make a director nomination for the 2027 annual meeting of shareowners, you must submit such nomination in accordance with the advance notice provisions in our Amended and Restated By-Laws (“Bylaws”). Any such nomination must be received by our Corporate Secretary at our principal executive office at the address in this Proxy Statement under the heading “How to Contact Us,” no earlier than January 15, 2027, and no later than February 14, 2027 (assuming we do not hold our 2027 annual meeting more than 30 days before or 70 days after the anniversary date of the Annual Meeting), and written notice of any such nomination must include all information required by our Bylaws in connection with such nomination, including with respect to both the shareowner proponent and the nominee for director, and such notice and nomination must otherwise comply with our Bylaws, as amended from

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time to time. Our Bylaws are available for review as Exhibit 3.3 to our 2025 Form 10-K, accessible at https://investors.sylvamo.com/financials/sec-filings/default.aspx. Any future amendments to our Bylaws will be available as an exhibit to a current or periodic report on a Form 8-K, 10-Q or 10-K accessible at the same link.

If we hold our 2027 annual meeting more than 30 days before or 70 days after the anniversary date of the Annual Meeting, then the written notice and information required by our Bylaws must be received by our Corporate Secretary no later than the close of business on the later of the 90th day prior to our 2027 annual meeting or the close of business on the 10th day following the day on which public announcement of the date of our 2027 annual meeting is first made by us.

In addition to satisfying the requirements of our Bylaws, to comply with the SEC’s universal proxy rules, if you intend to solicit proxies in support of nominees other than the Company’s nominees, you must also comply with the additional requirements of Rule 14a-19 under the Exchange Act, which written notice must be postmarked or transmitted electronically to our Corporate Secretary at our principal executive office no later than March 16, 2027. However, if the date of our 2027 annual meeting is changed by more than 30 days before or after the anniversary date of the Annual Meeting, then written notice must be provided by the later of the 60th day prior to the date of our 2027 annual meeting and the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.

In the event any director nomination is made properly in accordance with our Bylaws and the applicable rules as set forth above, the Nominating and Corporate Governance Committee will consider the nominee as a potential nominee for election to our Board at our 2027 annual meeting. The Nominating and Corporate Governance Committee uses the same criteria to evaluate candidates nominated by shareowners as it does for any other candidate for director.

Can I raise other business at the 2027 annual meeting of shareowners?

Yes. If you would like to raise any business (other than director nominations) but not include it in our proxy materials for the 2027 annual meeting, you must raise such business in accordance with the advance notice provisions set forth in our Bylaws. Any such notice must be received by our Corporate Secretary at our principal executive office at the address in this Proxy Statement under the heading “How to Contact Us,” no earlier than January 15, 2027 and no later than February 14, 2027 (assuming we do not hold our 2027 annual meeting more than 30 days before or 70 days after the anniversary date of our Annual Meeting), and must otherwise comply with and include all information required by our Bylaws. If we hold our 2027 annual meeting more than 30 days before or 70 days after the anniversary date of the Annual Meeting, then the written notice and information required by our Bylaws must be received by our Corporate Secretary at our principal executive office no later than the close of business on the later of the 90th day prior to our 2027 annual meeting or the close of business on the 10th day following the day on which public announcement of the date of our 2027 annual meeting is first made.

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Corporate Governance

Board Composition

Our business and affairs are managed under the direction of our Board. Currently, the size of our Board is seven directors. The number of directors may be fixed by majority vote of the directors on our Board. Each director on our Board is elected annually to serve until the next annual meeting of shareowners or until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Any vacancy in our Board may be filled by an affirmative vote of at least a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

Board Leadership Structure

Our Board reviewed its leadership structure in 2025 in connection with the retirement of our former Chairman and Chief Executive Officer. Our Board appointed David Petratis as Chairman of the Board effective January 1, 2026. Our Board believes that separation of the roles of Chief Executive Officer and Chairman of the Board currently promote our Board’s ability to provide independent oversight while allowing our new Chief Executive Officer and President, John V. Sims, to focus on leading and executing the vision and business strategy for the Company. Our Corporate Governance Guidelines do not mandate the separation of the offices of Chairman and Chief Executive Officer. Our Board expects to periodically review its leadership structure to ensure that it continues to meet our needs, including with respect to its risk oversight responsibilities (see “Risk Oversight” on page 14).

Director Independence

Our Board previously determined that, except for Mr. Ribiéras (our former CEO who served on the Board through December 31, 2025) and Mr. Sims (our current CEO who has served on the Board since January 1, 2026), each director who served on the Board during 2025 was, and all current directors serving on the Board continue to qualify as, independent directors in accordance with NYSE listing standards.

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Board Committees

Our Board has an Audit Committee, a Management Development and Compensation Committee, and a Nominating and Corporate Governance Committee. The composition, duties and responsibilities of these committees are as set forth in the table and narrative below. In the future, our Board may establish other committees as it deems appropriate to assist it with its responsibilities.

Board Member	Audit Committee	Management Development and Compensation Committee	Nominating and Corporate Governance Committee

Christine S. Breves	●	●

Lizanne M. Bruce		● chair	●

Jeanmarie Desmond	● chair		●

Joia M. Johnson		●	●

David Petratis Chairman of the Board			● chair

James P. Zallie	●

Audit Committee

The Audit Committee, which currently consists of Jeanmarie Desmond (Chair), Christine S. Breves and James P. Zallie, has the responsibility for, among other things, assisting the Board in reviewing and monitoring the quality and integrity of our financial statements, reviewing our accounting, financial and external reporting policies and practices, assessing our independent auditor’s qualifications and independence, overseeing the performance of our internal audit function and independent auditors, overseeing our compliance with legal and regulatory requirements and monitoring the risk of financial fraud involving our management and the controls in place to prevent, deter and detect fraud. The charter of our Audit Committee is available without charge on the investor relations portion of our website at https://investors.sylvamo.com/governance/governance-documents. It is also available without charge in print to any shareowner who requests it by sending their request to our Corporate Secretary at the address in this Proxy Statement under the heading “How to Contact Us.”

Our Board has determined that each director serving on the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of the NYSE. Our Board has determined that all directors on the Audit Committee are “financially literate” and that each of Ms. Desmond and Ms. Breves is an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC Regulation S-K and the applicable listing standards of the NYSE.

Audit Committee Engagement and Oversight of Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements (sometimes referred to below as the “auditor”). To that end, the Audit Committee has adopted pre-approval policies and procedures for services performed by the independent registered public accounting firm. These policies and procedures are intended to assure that the provision of services by the auditor does not impair the auditor’s independence. Pursuant to these policies and procedures, each year the Audit Committee receives a listing of services for pre-approval that describes nature of work encompassed by the “audit,” “audit-related,” “tax” and “all other” auditor service categories. The term of any pre-approval is for the calendar year following the date of pre-approval, unless the Audit Committee specifically provides for a different period. The fees for all services pre-approved by the Audit Committee must be fixed or based on standard hourly rates for professional time incurred. Contingent fee arrangements are not permitted. If, subsequent to the pre-approval, specific services are considered by our management that were not considered in the pre-approval categories, or the proposed cumulative fees are expected

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to exceed the pre-approval category range, then appropriate members of management and the auditor must request further approval of the Audit Committee, presenting information that is designed to validate that the proposed services or excess fees are consistent with the SEC’s rules on auditor independence.

The Audit Committee has engaged Deloitte to perform an annual audit of the Company’s financial statements each fiscal year since 2021.

Independent Auditor Fees and Services

The information below reports on the fees paid by us with respect to services provided by Deloitte in 2024 and 2025. All services rendered by Deloitte were approved by the Audit Committee and were determined to be permissible under applicable laws and regulations.

	2024 ($, in thousands)	2025 ($, in thousands)

Audit Fees	5,484	5,607

Audit-Related Fees	140	83

Tax Fees	564	135

All Other Fees	31	102

Total Fees	6,219	5,927

Pursuant to rules adopted by the SEC, the fees paid to Deloitte for the services that it provided in 2024 and 2025 are presented in the table above under the following categories:

•	Audit Fees: fees for audit services, services associated with SEC filings and correspondence (including review of our quarterly financial information) and statutory and subsidiary audits

•	Audit-Related Fees: fees for employee benefit plans audits, research tools and statutory attestations

•	Tax Fees: fees for tax planning and advice, tax compliance, review and consultation on regulatory matters and advice on tax-related organizational matters

•	All Other Fees: fees for other permissible work that does not meet the above category descriptions.

Audit Committee Report

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2025.

The Audit Committee assists the board of directors in its oversight of Sylvamo’s financial reporting processes and the independent audit of Sylvamo’s financial statements. The Audit Committee’s responsibilities are more fully described in its charter, which is available at www.sylvamo.com under the “Investors” tab at the “Governance – Governance Documents” link. Paper copies of the Audit Committee charter may be obtained, without cost, by written request to Mr. Matthew L. Barron, Corporate Secretary, Sylvamo Corporation, 6077 Primacy Parkway, Memphis, TN 38119.

Sylvamo’s management is responsible for Sylvamo’s internal controls and financial reporting processes, and for preparing Sylvamo’s financial statements. Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, performed an independent audit of Sylvamo’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and expressed an opinion on the conformity of the financial statements to accounting principles generally accepted in the United States of America. Deloitte also audited and expressed an opinion on the effectiveness of Sylvamo’s internal control over

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financial reporting as of December 31, 2025, based on criteria established in “Internal Control — Integrated Framework (2013)” issued by the Committee of Sponsoring Organizations of the Treadway Commission.

Against this background, in fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and Deloitte Sylvamo’s audited financial statements for the 2025 fiscal year, management’s assessment of the effectiveness of Sylvamo’s internal control over financial reporting, and Deloitte’s opinion on Sylvamo’s internal control over financial reporting. The Audit Committee has discussed with Deloitte the matters required to be discussed by PCAOB Auditing Standard No. 1301, “Communications with Audit Committees,” and the U.S. Securities and Exchange Commission. The Audit Committee has received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning its independence, and has discussed with Deloitte its independence from Sylvamo and its management. The Audit Committee has also considered whether the provision of non-audit services by Deloitte is compatible with maintaining the firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to Sylvamo’s Board that Sylvamo’s audited financial statements be included in Sylvamo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

By the Audit Committee

•	Jeanmarie Desmond, Chair

•	Christine S. Breves

•	James P. Zallie

Management Development and Compensation Committee

The Management Development and Compensation Committee currently consists of Lizanne M. Bruce (Chair), Christine S. Breves, and Joia M. Johnson. The Management Development and Compensation Committee is responsible for overseeing Sylvamo’s overall compensation programs, approving the compensation of our senior vice presidents, recommending the CEO’s compensation to our independent directors for approval, conducting the CEO’s performance evaluation, reviewing with management our annual Compensation Discussion and Analysis, assessing risk associated with our compensation strategy and programs, advising management on human capital management strategies, reviewing and recommending actions based on the results of shareowner advisory votes on our executive compensation, and ensuring that we have in place policies and programs for the development and succession planning of senior management. The charter of our Management Development and Compensation Committee is available without charge on the investor relations portion of our website at https://investors.sylvamo.com/governance/governance-documents. A paper copy is available without charge to any shareowner who requests it by sending the request to our Corporate Secretary at the address in this Proxy Statement under the heading “How to Contact Us.”

Each director serving on the Management Development and Compensation Committee qualifies as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and is “independent” under the NYSE’s independence requirements for compensation committee members.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which currently consists of David Petratis (Chair), Lizanne M. Bruce, Jeanmarie Desmond and Joia M. Johnson, is responsible for assuring that the Company abides by sound corporate governance principles, identifying, evaluating and recommending nominees to the Board for election as our directors, assuring that shareowner communications (including shareowner proposals for inclusion in our annual proxy statement) are addressed appropriately, assuring that processes are in place for the evaluation of the Board, its committees and management, overseeing Board evaluations and providing oversight and guidance on sustainability matters. The charter of our Nominating and Corporate Governance Committee is available without charge on the investor relations portion of our website at https://investors.sylvamo.com/governance/governance-documents. A paper copy is available without charge to any shareowner who requests it by sending the request to our Corporate Secretary at the address in this Proxy Statement under the heading “How to Contact Us.”

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Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of that entity’s executive officers serving on our Board or our Management Development and Compensation Committee. During 2025, none of the members of the Management Development and Compensation Committee had any relationships requiring disclosure under the SEC’s related person transaction rules.

Risk Oversight

Our Board is responsible for overseeing our risk management. The Board exercises oversight responsibility directly and through its committees. The oversight responsibility of the Board and its committees is informed by reports from our management team and from our internal audit department that are designed to provide visibility to the Board into the identification and assessment of key risks and our risk mitigation strategies.

The full Board is responsible for overseeing and evaluating our management of risks relating to strategy, operations, technology (particularly cybersecurity and artificial intelligence), financial matters, financial reporting, effective Board functioning, shareowner activism, sustainability, and governance matters. The Board’s oversight is supplemented by the oversight of various Board committees, as described below.

Our Audit Committee oversees our management of major financial and accounting risk exposures, including risks monitored and managed by our internal audit department and risks raised by our external auditors. These include risks related to financial matters, financial reporting, Sarbanes-Oxley, and legal and regulatory compliance. The Audit Committee receives reports on and evaluates the steps our management has taken to monitor and control these risk exposures, including the relevant policies and procedures.

Our Management Development and Compensation Committee oversees our management of risks arising from our employment and compensation policies and practices, including financial risks associated with incentive compensation, succession planning, attracting and retaining talent, and compliance with employment and labor laws and governmental requirements.

Our Nominating and Corporate Governance Committee oversees our management of risks involving potential conflicts of interest and related party transactions. It has responsibility for oversight of sustainability risk. It also assists the Board with oversight of risks related to effective Board functioning, succession planning and shareowner activism.

For risks that each committee oversees, appropriate members of management who manage such risks at Sylvamo report on such risks to the appropriate committee, including how existing risks are monitored, how new risks are identified and evaluated, and how risks are addressed. These reports occur on a periodic basis that is at least annual, with more frequent reporting as appropriate depending primarily on the potential severity and likelihood of the risk. For example, the Audit Committee meets quarterly with our controller, head of internal audit, Chief Administrative and Legal Officer, and Chief Financial Officer to discuss the areas over which the Audit Committee has risk management oversight.

Each committee reports to the full Board regarding these and all other significant matters covered at each meeting of the committee, promptly after such meeting.

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Governance and Ethics Policies

Our Board has adopted the following policies that set forth standards of good corporate governance and ethics and reflect our guiding principle to always do the right things, in the right ways, for the right reasons:

•	Corporate Governance Guidelines

•	Code of Conduct

•	Code of Financial Ethics

•	Clawback Policy

•	Whistleblower Policy

The Corporate Governance Guidelines set forth our policies and procedures relating to corporate governance and comply with the listing standards of the NYSE. Our Corporate Governance Guidelines are available on our website at https://investors.sylvamo.com/governance/governance-documents.

The Code of Conduct applies to our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and other senior officers, in accordance with applicable rules and regulations of the SEC and the NYSE. Our Code of Conduct is available on our website at https://www.sylvamo.com/us/en/sustainability/governance/ethics-and-compliance. We intend to disclose any amendments to the Code of Conduct and any waivers of its requirements on our website. The Code of Conduct is also included as an exhibit to our 2025 Form 10-K.

Paper copies of the Corporate Governance Guidelines and Code of Conduct are available, free of charge, to any shareowner who requests it by sending their request to our Corporate Secretary at the address in this Proxy Statement under the heading “How to Contact Us.”

The Code of Financial Ethics applies to our directors, officers and employees and addresses matters intended to deter wrongdoing and promote a culture of ethical and honest behavior. The Code of Financial Ethics is available on our website at https://investors.sylvamo.com/governance/governance-documents.

The Clawback Policy applies to all of our employees who participate and receive incentive-based compensation under an incentive-based compensation plan sponsored by Sylvamo. It provides for Sylvamo to recoup certain incentive compensation, as defined in the policy, in event our financial statements are restated due to Sylvamo’s material noncompliance with any financial reporting requirement under securities laws or the employee commits misconduct as defined in the policy. The Clawback Policy is included as an exhibit to our 2025 Form 10-K.

The Whistleblower Policy sets forth our policies and procedures by which any person may report perceived financial or other misconduct concerning Sylvamo, on an anonymous basis in the discretion of the reporting person. The Whistleblower Policy is available on our website at https://investors.sylvamo.com/governance/governance-documents.

The above descriptions of our corporate governance and ethics policies are summaries only. Please refer to the full policies for more information about them.

Director Nomination Process

Our Nominating and Corporate Governance Committee considers appropriate criteria for filling vacant board of director positions, taking into consideration such factors as it deems appropriate, such as the candidate’s experience and professional success, leadership and other time commitments. The Nominating and Corporate Governance Committee seeks qualified candidates having the highest level of personal and professional ethics, integrity and values, who are from backgrounds promoting a diversity of thought and experience. The Nominating and Corporate Governance Committee makes recommendations to the full Board, which in turn makes the final determination whether to nominate or appoint the director after considering the Nominating and Corporate Governance Committee’s recommendation.

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CORPORATE GOVERNANCE

The Nominating and Corporate Governance Committee will consider director candidates proposed by shareowners on the same basis as recommendations from other sources. Any shareowner who wishes to recommend a prospective candidate for the Board for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate, among other things, in writing to our Corporate Secretary at the address in this Proxy Statement under the heading “How to Contact Us.” Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee for the Board. Our Bylaws set forth the requirements and procedures for director nomination by a shareowner of persons for election to the Board. Additionally, submission of director nominations in connection with an annual meeting of shareowners and for inclusion in the Company’s proxy statement must comply with the requirements summarized in the section of this Proxy Statement under the heading “Matters Pertaining to Sylvamo’s 2027 Annual Meeting of Shareowners.”

Board Time Commitment Policy and “Overboarding” Limits

Our Corporate Governance Guidelines include a director time commitment policy, which provides that our Nominating and Corporate Governance Committee will review annually the time commitment levels of all directors standing for election at the next annual shareowners’ meeting.

Our Corporate Governance Guidelines also include the following limits on the number of boards and committees, in addition to Sylvamo’s, on which each of our directors may serve:

Directors Subject to Limit	Limit

• All directors	• 3 public company boards in addition to Sylvamo’s Board

• Directors who are executive officers of a public company	• 1 public company board in addition to Sylvamo’s Board

• Audit Committee members

•

2 public company audit committees in addition to Sylvamo’s Audit Committee; Board may permit the limit to be exceeded, if it determines that the committee member would still be able to serve effectively on the Audit Committee

Directors are required to advise the Chairman of the Board and the Chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board, an assignment to any other public company’s audit or compensation committee, an assignment as chairperson or lead director to any other public company, or any other change that could impact the director’s analysis of independence or ability to serve.

Mandatory Director Retirement

Pursuant to our Corporate Governance Guidelines, directors must retire from our Board effective no later than December 31st of the year in which the director attains the age of 75 years.

Executive Sessions

The NYSE’s listing standards require that our non-management directors meet regularly in executive session without management present. Our Corporate Governance Guidelines require our independent, non-management directors to hold two such executive sessions per year. In 2025, our independent, non-management directors held four executive sessions, with our then Lead Independent Director presiding over those executive sessions. Executive sessions are of no fixed duration, and our independent, non-management directors are encouraged to raise and discuss any matters of interest.

16  Sylvamo

CORPORATE GOVERNANCE

Director Attendance at Board and Committee Meetings

The Board and its committees hold meetings on at least a quarterly basis. In 2025, the Board met ten times, the Audit Committee met eight times, the Management Development and Compensation Committee met six times, and the Nominating and Corporate Governance Committee met four times. Each incumbent director attended at least 75%, in the aggregate, of the meetings of the Board and the committees on which he or she served.

Board Self-Assessments

Pursuant to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee annually initiates and oversees self-assessments by the Board and its committees in accordance with the NYSE’s listing standards, reviews and discusses the self-assessments, and reports its findings and recommendations to the Board. Our Board and its committees conducted self- assessments in October 2025.

Shareowner Engagement

We expect all of our directors to attend our annual meetings of shareowners and be available to answer appropriate questions from shareowners at the meetings. Between meetings, John V. Sims, our Chief Executive Officer and President, and/or Donald P. Devlin, our Senior Vice President and Chief Financial Officer, engage with shareowners on a regular basis, including at industry and financial conferences.

Communicating with the Board

Our Board has adopted a Board of Directors Communication Policy because the Board values the input and insights of our shareowners and other interested parties and believes that effective communication strengthens the role of the Board as an active, informed and engaged body. To facilitate communication, the policy outlines the procedures for communicating with the Board, the committees of the Board and the members of the Board or any of its committees. Our Board of Directors Communication Policy is available for review at https://investors.sylvamo.com/governance/governance-documents.

Shareowners or other interested parties may communicate with our entire Board, a Board committee, the Chairman of the Board, the independent directors as a group, or any one or more specific directors by writing to our Corporate Secretary at the address in this Proxy Statement under the heading “How to Contact Us.” Our Corporate Secretary will forward all communications relating to Sylvamo’s interests directly to the appropriate director(s), except for communications that our Corporate Secretary determines, based on his review and consultation with our CEO or CFO, are not appropriate to forward to director(s) because they are primarily commercial in nature such as business solicitations, advertisements and job inquiries, or they are related to an improper or irrelevant topic, or they request general information about Sylvamo.

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. Sylvamo will initially receive and process the communications before forwarding them to the addressee.

Certain Securities Transactions

Short Sales and Options

Our Insider Trading Policy prohibits our directors and executive officers from short sales of and options trading in our securities (including puts and calls). Short sales and such other transactions may evidence an expectation on the part of the seller that our securities will decline in value and signal to the market an absence of confidence in our short-term prospects, as well as potentially reduce the seller’s incentive to improve our performance.

Proxy Statement 2026  17

CORPORATE GOVERNANCE

Pledges and Hedges

Our Insider Trading Policy also prohibits any of our directors and executive officers from pledging our securities or engaging in hedging transactions in our securities. Certain forms of hedging or monetization transactions (such as zero-cost collars and forward sale contracts) allow a person to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential appreciation in the stock. These transactions allow the person to continue to own the stock, but without the full risks and rewards of ownership. When that occurs, the person may no longer have the same objectives as our other shareowners. See page 42 for additional information.

Procedures for Treatment of Complaints Regarding Accounting, Internal Accounting Controls and Auditing Matters

In accordance with the Sarbanes-Oxley Act, our Board has adopted procedures for the receipt, retention and treatment of complaints regarding accounting controls or auditing matters and to allow for the confidential, anonymous submission by employees and others of concerns regarding questionable accounting or auditing matters.

18  Sylvamo

Executive Officers and Directors

Below is a list of the names, ages as of April 2, 2026, positions and brief accounts of the business experience of our executive officers and our directors who have been nominated for election at the Annual Meeting.

Name	Age	Position

John V. Sims	63	Chief Executive Officer and President, Director

Donald P. Devlin	61	Senior Vice President and Chief Financial Officer

Matthew L. Barron	54	Senior Vice President, Chief Administrative and Legal Officer, and Corporate Secretary

Rodrigo Davoli	47	Senior Vice President and General Manager, North America

Tatiana Kalman	49	Senior Vice President and General Manager, Latin America

Shawn Lawson	49	Senior Vice President and General Manager, Europe

Marcia Vargas	62	Senior Vice President and Chief People Officer

Patrick Wilczynski	57	Senior Vice President, Operational Excellence

Christine S. Breves	70	Director

Lizanne M. Bruce	69	Director

Jeanmarie Desmond	59	Director

Joia M. Johnson	66	Director

David Petratis	68	Director, Chairman of the Board

James P. Zallie	64	Director

Proxy Statement 2026  19

EXECUTIVE OFFICERS AND DIRECTORS

John V. Sims

Chief Executive Officer and President; Director

John V. Sims has been our Chief Executive Officer, President and a director since January 1, 2026. From May 2025 to January 2026, Mr. Sims was our Senior Vice President and Chief Operating Officer; and from October 2021 to May 2025, he was our Senior Vice President and Chief Financial Officer. During a 27-year career with International Paper, Mr. Sims held various leadership positions providing extensive experience in the printing papers and packaging businesses, including: from 2019 to 2021, Senior Vice President, Corporate Development; from 2016 until 2019, Senior Vice President and President, Europe, the Middle East, Africa and Russia; in 2016, Vice President and General Manager, European Papers; and from 2014 to 2016, Vice President and General Manager for International Paper’s North American Papers business. Mr. Sims first became an officer of International Paper in 2008 when he was appointed Vice President, Strategic Planning. He then served as Vice President, Finance and Strategy for International Paper’s North American Industrial Packaging business before assuming general management responsibility for International Paper’s U.S. Imaging Papers business, and then for its North American Papers division.

Mr. Sims is a member of the board of directors of the American Forest & Paper Association (AF&PA) and is a member of the board of directors of Slingshot Memphis, a not-for-profit that utilizes a standardized methodology to measure poverty-fighting effectiveness and identifies opportunities to enhance the outcomes of poverty-fighting organizations. He served on the Confederation of European Paper Industries Board from 2016 to 2019.

Mr. Sims holds a degree in Mechanical Engineering from the U.S. Naval Academy and a Master of Business Administration from the University of Michigan.

Qualifications

Mr. Sims brings to our Board extensive experience in our industry, strategy and leadership skills, and financial acumen, developed over a career that includes multiple leadership positions held with us and our former parent company, International Paper.

Donald P. Devlin

Senior Vice President and Chief Financial Officer

Donald P. Devlin has been our Senior Vice President and Chief Financial Officer since May 2025. Previously, Mr. Devlin held various leadership positions of increasing responsibility across finance, strategy and general management during his 27-year career at International Paper, including: from 2024 to 2025, Vice President, Transformation and Strategy Deployment, North America Industrial Packaging; from 2020 to 2024, Vice President, Finance and Strategy, North America Industrial Packaging; from 2017 to 2019, Chief Executive Officer and Chairman, Managing Director, International Paper’s operations in India, and President, International Paper India. Mr. Devlin also served on the board of directors of Ilim Group, a joint venture with International Paper, from 2021 to 2023. Mr. Devlin holds a Bachelor’s degree in Business Administration from Siena University.

20  Sylvamo

EXECUTIVE OFFICERS AND DIRECTORS

Matthew L. Barron

Senior Vice President, Chief Administrative and Legal Officer and Corporate Secretary

Matthew L. Barron is our Senior Vice President and Chief Administrative and Legal Officer. He assumed this role in April 2024. Prior to April 2024, he was our Senior Vice President and General Counsel, since October 2021. From 2018 to 2021, Mr. Barron served as International Paper’s Associate General Counsel, with responsibility for corporate law, environmental, health and safety, information technology and intellectual property. Prior to 2018, he held various leadership positions of increasing responsibility in legal, finance and general management since joining International Paper in 2006. Mr. Barron has served on the board of directors of the Mid-South Food Bank since 2018, a not-for-profit whose mission is to eliminate hunger in the mid-South region of the United States, where Sylvamo is based, by making food available for persons facing food insecurity. Mr. Barron has a Bachelor’s degree in Accounting from Fairfield University and a JD degree from the University of Connecticut.

Rodrigo Davoli

Senior Vice President and General Manager, North America

Rodrigo Davoli has been our Senior Vice President and General Manager, North America since July 2023. From October 2021 through June 2023, he was our Senior Vice President and General Manager, Latin America. Prior to October 2021, Mr. Davoli held various leadership positions at International Paper, including: from 2017 until October 2021, Vice President, Latin America printing papers business and President of International Paper Brazil; from 2011 to 2017, Marketing Manager, European Papers of International Paper; from 2016 to 2017, General Sales Manager of IPEX, International Paper’s export company, and Commercial Director for its Latin America printing papers business. He has also held a variety of other leadership positions at International Paper in finance, strategic planning, marketing and sales. Mr. Davoli entered the paper and packaging industry in 1993 and joined International Paper with its merger of Champion International in 2000. Mr. Davoli has a Bachelor’s degree in Law from Unipinhal University (Brazil) and an International Executive Master of Business Administration from São Paulo University (Brazil).

Tatiana Kalman

Senior Vice President and General Manager, Latin America

Tatiana Kalman has been our Senior Vice President and General Manager, Latin America since June 2023. Previously, Ms. Kalman was with BASF since 2001, a major global chemical producer operating through six significant business segments, where she held leadership roles of increasing responsibility across various business segments in Europe, Latin America and North America, most recently as: Senior Vice President, Personal Care, Europe and Managing Director, BASF Personal Care and Nutrition GmbH, from 2022 to 2023; Senior Vice President, Performance Chemicals, North and South America from 2020 to 2022; and Vice President, Care Chemicals, South America from 2017 to 2020. Ms. Kalman serves on the boards of the Brazilian Pulp and Paper Association and Grupo Évora, a manufacturer of nonwovens, aluminum cans and plastic packaging headquartered in Brazil. She has a Bachelor’s degree and Master’s degree in economics from, respectively, the University Fundação Armando Alvares Penteado (FAAP) and Pontifical Catholic University of São Paulo (PUC-SP), Brazil.

Proxy Statement 2026  21

EXECUTIVE OFFICERS AND DIRECTORS

Shawn Lawson

Senior Vice President and General Manager, Europe

Shawn Lawson has been our Senior Vice President and General Manager, Europe, since May 2025. Before joining Sylvamo, Ms. Lawson held various leadership roles in supply chain, sales and marketing, and general management during her 20-year career with International Paper, including: from 2023 to May 2025, Vice President and General Manager of International Paper’s European Packaging business; from 2021 to 2023, North American Container Regional General Manager; from 2018 to 2021, Kraft Bag and Molded Fiber General Manager; and from 2016 to 2018, North American Container National Account Manager. Ms. Lawson has a Bachelor’s degree in business organizational leadership from Union University.

Marcia Vargas

Senior Vice President and Chief People Officer

Marcia Vargas has been our Senior Vice President and Chief People Officer since June 2024. In May 2024, she served as our Vice President, Human Resources, and from May 2023 to May 2024, she was our Vice President, Talent and Organizational Development, responsible for culture, engagement, inclusion and diversity, learning and development, recruiting and succession planning. Ms. Vargas has over 35 years of experience in human resources and labor, holding various leadership positions, including: from 2014 to 2023, Chief Human Resources Officer at Barr Brands International; from 2010 to 2014, Senior Vice President and Chief Human Resources Officer at Fred’s, Inc.; and from 1993 to 2010, U.S. Vice President, Inclusion and Diversity Human Resources Officer at McDonald’s Corporation. Ms. Vargas has served on the President’s Committee on Employment of People with Disabilities, a committee formed by U.S. presidential executive order to help create job opportunities for people with disabilities. She also has served on the boards of directors for the Oregon Council for Hispanic Advancement and the Hispanic Alliance for Career Advancement. She has a Bachelor’s degree in Industrial Relations from Loyola University of Chicago.

Patrick Wilczynski

Senior Vice President, Operational Excellence

Patrick Wilczynski has been our Senior Vice President, Operational Excellence since October 2021. Mr. Wilczynski was previously at International Paper, which he joined in 1992, where he held a variety of leadership roles in operations, technical services, manufacturing, commercial, environmental, health and safety and finance. At International Paper, from 2019 to 2021 he was Vice President, Capital Effectiveness, from 2018 to 2019 he was Vice President, Global Technology and Strategic Initiatives, and from 2016 to 2018 he was Vice President and General Manager, Coated Paperboard and Foodservice. In 2015, upon return to the United States from an overseas assignment in Russia, he served as International Paper’s Vice President, Global Manufacturing Safety. In 2012, he was named International Paper’s Vice President, Manufacturing, for Europe, Middle East and Africa, working from Saint Petersburg Russia. Mr. Wilczynski began his career working in maintenance, engineering and operations roles within International Paper’s printing papers mill system. Mr. Wilczynski has a Bachelor’s degree in Mechanical Engineering Technology from Pennsylvania State University.

22  Sylvamo

EXECUTIVE OFFICERS AND DIRECTORS

Christine S. Breves

Director

Christine S. Breves has served as a member of our Board since October 2021.

From 2013 until her retirement in December 2022, Ms. Breves held a number of senior roles at United States Steel Corporation (“U.S. Steel”), including the most recent as Executive Vice President, Business Transformation from August to December 2022. Immediately prior to that role, from 2019 to August 2022, Ms. Breves was Senior Vice President and Chief Financial Officer. As Chief Financial Officer, Ms. Breves led all aspects of U.S. Steel’s financial responsibilities, including internal and external reporting, credit, tax, treasury services, investor relations, pension responsibilities, internal controls and internal audit administrative oversight. In the Chief Financial Officer role, she also led the company’s global procurement function, Information Technology, Sales & Operations Planning, and real estate group. Ms. Breves was heavily involved in the development of U.S. Steel’s transformative business strategy.

Ms. Breves joined U.S. Steel in 2013 as Vice President—Global Procurement and held a number of increasingly responsible positions including Chief Supply Chain Officer, in which she led Transtar (USS railroad subsidiary), Logistics, Sales & Operations Planning, and Global Procurement. In 2017, she became Senior Vice President Manufacturing Support and Chief Supply Chain Officer, where she led most manufacturing and supply chain support functions, including Procurement, Logistics, S&OP, corporate quality, corporate engineering, information technology, commercial pricing coordination, and several major improvement initiatives including enterprise cost reduction, working capital improvement, and asset revitalization and maintenance improvement initiatives. Prior to joining U.S. Steel in 2013, Ms. Breves was with Alcoa Corporation for 14 years in various leadership capacities including Chief Procurement Officer. In that capacity, she led a global transformation of Procurement.

Since 2022, Ms. Breves has served on the boards of directors of RXO, Inc. (“RXO”), a leader in brokered transportation for freight shippers and carriers, and MPLX LP (“MPLX”), a limited partnership company of Marathon Petroleum that owns, operates, develops and acquires midstream energy infrastructure assets. She serves on the Audit Committee of RXO and on the Audit Committee and Conflicts Committee of MPLX.

Ms. Breves is past chairperson of CAPS Research Advisory Board and is a past member of the national board of directors of the Institute for Supply Management. She is the recipient of the 2018 J. Shipman Gold Medal from the Institute for Supply Management and the College of Charleston 2007 School of Business of the Year Award.

Ms. Breves holds a Bachelor’s degree in Business Administration from the College of Charleston and was the recipient of the Wall Street Journal Award, given annually to the top business school graduate. She holds a Master of Business Administration from The Citadel.

Qualifications

Ms. Breves brings to our Board executive experience in accounting and finance, strategy, business transformation, global procurement and supply chain, manufacturing operations and maintenance, risk management, and human capital management.

Proxy Statement 2026  23

EXECUTIVE OFFICERS AND DIRECTORS

Lizanne M. Bruce

Director

Lizanne M. Bruce (formerly, Gottung) has served as a member of our Board since October 2021. She currently chairs its Management, Development and Compensation Committee.

For over 35 years, Ms. Bruce held a variety of human resources, manufacturing and strategy leadership roles at Kimberly-Clark Corporation (“Kimberly-Clark”), a manufacturer and marketer of global consumer and paper products, and served as its Chief Human Resources Officer from 2002 to 2017, when she retired and thereafter operated a consulting company, Liz Gottung LLC, until 2025.

Since 2006, Ms. Bruce has served on the board of directors of Louisiana-Pacific Corporation (LP Building Solutions), a leading manufacturer of building products, and currently serves as chair of Louisiana-Pacific Corporation’s Governance and Corporate Responsibility Committee and vice-chair of its Compensation Committee.

Ms. Bruce was formerly an advisor for World 50, Inc., a resource group for senior executives from globally respected organizations to privately and candidly share ideas, solutions and collaborative discovery. She is currently a member of the Gartner CHRO Global Leadership Board. She is a member of the National Association of Corporate Directors (“NACD”) and the Women Corporate Directors (“WCD”), where she serves on the WCD Compensation and Human Capital Steering Committee.

Ms. Bruce has a Bachelor’s degree in Business Administration from the State University of New York at Albany.

Qualifications

Ms. Bruce brings to our Board experience in board and executive development, CEO and management succession planning, labor relations, human resources, supply chain management and manufacturing leadership in large, global publicly held corporations. She has extensive experience in leading, designing and implementing human capital strategies, including compensation and benefits, both domestically and globally, talent management, diversity and inclusion, organizational strategy and deployment.

24  Sylvamo

EXECUTIVE OFFICERS AND DIRECTORS

Jeanmarie Desmond

Director

Jeanmarie Desmond has served as a member of our Board since September 2021. She currently chairs its Audit Committee.

From 2019 to 2020, Ms. Desmond was the Executive Vice President and Chief Financial Officer of DuPont de Nemours, Inc., a global multi-industry specialty solutions company formerly known as DowDuPont, Inc. (collectively “DuPont”). Ms. Desmond previously served as Vice President and Co-Controller for DuPont from 2017 to 2019 and as Vice President, Controller of EI DuPont De Nemours and Company, the predecessor to DuPont prior to its merger with the Dow Chemical Company in 2017, from 2015 to 2017.

Since 2021, Ms. Desmond has served on the board of directors of IPG Photonics Corporation, a leader in high-power fiber lasers and amplifiers used primarily in materials processing and other diverse applications, and serves on its Compensation Committee and as chair of its Audit Committee. Since 2020, she has served on the board of directors of Trinseo S.A., a materials solutions provider and a manufacturer of plastics, latex binders and synthetic rubber, and currently chairs its Audit Committee and serves on its Nominating and Corporate Governance Committee.

Ms. Desmond holds a National Association of Corporation Directors (NACD) CERT Certificate in Cyber- Risk Oversight. She has a Bachelor’s degree in Accounting from Mt. St. Mary’s University and is a certified public accountant (inactive).

Qualifications

Ms. Desmond brings to our Board substantial finance and accounting experience, including finance leadership and operations, financial planning and analysis, tax, internal audit, accounting controls, risk management, mergers and acquisitions, investor relations and extensive experience in the manufacturing and chemicals industry.

Proxy Statement 2026  25

EXECUTIVE OFFICERS AND DIRECTORS

Joia M. Johnson

Director

Joia M. Johnson has served as a member of our Board since October 2021.

Ms. Johnson retired in 2021 as Chief Administrative Officer, General Counsel and Corporate Secretary of
Hanesbrands Inc., a leading global manufacturer, marketer and retailer of apparel (“Hanes”). Ms. Johnson served as Hanes’ Chief Administrative Officer from 2016 to 2021 and as its Chief Legal Officer, General
Counsel and Corporate Secretary from 2007 to 2021.

Ms. Johnson currently serves on the board of directors of Global Payments Inc., a leading Fortune 500 payments technology company. At Global Payments, Johnson is a member of the Compensation
Committee and the Governance and Nominating Committee. She also serves on the boards of directors of Brown & Brown, Inc., a provider of insurance products and services, and Regions Financial Corp. and its subsidiary, Regions Bank, where she is a member of the Nominating and Corporate Governance
Committee and the Compensation and Human Resources Committee, which she chairs. From 2011 to
2019, Ms. Johnson was a member of the board of directors of Crawford & Company, a leading worldwide insurance brokerage company. For four of the years Ms. Johnson served on that board, she served as chair of its Compensation Committee, and throughout her time on the board of directors of Crawford &
Company she served as a member of its Audit Committee.

Ms. Johnson is a board member and past chair of the American Arbitration Association, current chair of the Atlanta Historical Society, Inc., and a member of the Executive Leadership Council, Society of
International Business Fellows and the National Association of Corporate Directors. She also serves on the board and executive committee of the Atlantic Council, a foreign policy think tank.

Ms. Johnson earned her Law degree from the University of Pennsylvania, her Master of Business
Administration degree from The Wharton School of Business at the University of Pennsylvania, and her
Bachelor’s degree from Duke University.

Qualifications

Ms. Johnson brings to our Board global leadership experience over several corporate functions for publicly traded companies, including legal, human resources, corporate social responsibility, government and trade relations, real estate, corporate security and her domestic and global mergers and acquisitions experience.

26  Sylvamo

EXECUTIVE OFFICERS AND DIRECTORS

David Petratis

Director, Chairman of the Board

David Petratis has served as a member of our Board since October 2021. He has been our Chairman of the Board since January 2026, and was its Lead Independent Director from 2021 until January 2026. He currently chairs its Nominating and Corporate Governance Committee.

In 2022, Mr. Petratis retired from his position as Chairman, President and Chief Executive Officer of Allegion plc (“Allegion”), a global provider of mechanical and electronic security products and access solutions, a position he held since 2013. Mr. Petratis led the spin-off of Allegion from Ingersoll Rand in 2013. Mr. Petratis previously served as Chairman, President and Chief Executive Officer of Quanex Building Products Corporation from 2008 to 2013, a manufacturer of engineered material and components for the building products markets. His professional career has additionally included senior leadership roles at Schneider Electric, MGE UPS Systems Americas and Square D Company.

Since July 2023, Mr. Petratis has been on the board of directors and has served on the Audit Committee of Crane NXT, Co., a premier industrial technology company that provides security, detection and authentication solutions. Since December 2022, he has been Chairman of the Board and has served on the Audit Committee of MasterBrand, Inc., the largest manufacturer of residential cabinets in North America. From 2013 through 2022, he was on the board of Allegion plc, where he served as Chairman of the Board. He served eight years on the Gardner Denver Inc. corporate board.

Mr. Petratis has served as a member of the University of Northern Iowa Business Executive Advisory Board and various private boards and advisory groups, the University of California Irvine Graduate School of Management, the California State (Fullerton) Quality Advisory Board, Project Independence (a community agency in Costa Mesa, California, for the developmentally disabled), the National Electrical Manufacturers Association (NEMA) and the International Electrical Safety Foundation.

Mr. Petratis has a Bachelor’s degree in Industrial Management from the University of Northern Iowa and a Master of Business Administration from Pepperdine University.

Qualifications

Mr. Petratis brings to our Board extensive global experience with operations and lean manufacturing, distribution and channel marketing and management, mergers and acquisitions and strategy development, and has won acclaim for manufacturing excellence and industry-leading EHS performance.

Proxy Statement 2026  27

EXECUTIVE OFFICERS AND DIRECTORS

James P. Zallie

Director

James P. Zallie has served as a member of our Board since October 2021.

Since 2018, Mr. Zallie has served as the President and Chief Executive Officer of Ingredion Incorporated (“Ingredion”), a leading ingredients solutions company with customers worldwide. Since February 2026, he also has served as the Chairman of its board of directors. Prior to his current role, Mr. Zallie served Ingredion in various roles of increasing responsibility including as Executive Vice President, Global Specialties and President, Americas from 2016 to 2018, Executive Vice President, Global Specialties and President, North America and EMEA from 2014 to 2015, Executive Vice President, Global Specialties and President, EMEA and Asia Pacific from 2010 to 2013. Mr. Zallie previously served as President and Chief Executive Officer of National Starch LLC (“National Starch”) from 2006 to 2010. National Starch was acquired by Ingredion in October 2010.

Mr. Zallie has served on the board of directors of Ingredion since 2017. He previously served on the board of directors of Innophos Holdings, Inc., a manufacturer of essential ingredients, chelated minerals and innovative specialty phosphates, from 2014 to 2018.

Mr. Zallie serves on the boards of two private organizations, The Executives’ Club of Chicago and Northwestern Health Network.

Mr. Zallie has a Bachelor’s degree in food science from Pennsylvania State University, a Master’s Degree in food science from Rutgers University and a Master of Business Administration from Rutgers University.

Qualifications

Mr. Zallie brings to our Board leadership, operating and manufacturing and general management experience, including his current service as President and Chief Executive Officer of Ingredion.

Family Relationships

There are no family relationships among our directors and executive officers.

28  Sylvamo

Executive Compensation

COMPENSATION DISCUSSION & ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation philosophy and programs and compensation decisions made by the Management Development and Compensation Committee (“MDCC”) under those programs.

In April 2025, the Company announced the upcoming retirement of Mr. Ribiéras effective December 31, 2025. The CEO succession plan was implemented by the board of directors to ensure a smooth transition with the following leadership changes effective May 1, 2025:

•	John V. Sims was elected Senior Vice President and Chief Operating Officer (“COO”) by the Company’s board of directors and

•	Donald P. Devlin, joined the Company as Senior Vice President and Chief Financial Officer (“CFO”).

Effective January 1, 2026, Mr. Sims assumed the role of Chief Executive Officer (CEO”) and joined our board as a director. Mr. David Petratis was appointed Independent Chairman of the Board.

This CD&A focuses on the compensation of the following NEOs for fiscal year 2025:

•	Jean-Michel Ribiéras, Chief Executive Officer (“CEO”) through December 31, 2025

•	Donald P. Devlin, Senior Vice President, Chief Financial Officer (“CFO”) beginning May 1, 2025

•	John V. Sims, Senior Vice President, Chief Financial Officer through April 30, 2025, Chief Operating Officer from May 1, 2025 through December 31, 2025

•	Matthew L. Barron, Senior Vice President, Chief Administrative and Legal Officer

•	Rodrigo Davoli, Senior Vice President, General Manager, North America

•	Tatiana Kalman, Senior Vice President, General Manager, Latin America

Proxy Statement 2026  29

EXECUTIVE COMPENSATION

EXECUTIVE SUMMARY

2025 Financial Highlights

While navigating a challenging business environment in 2025, Sylvamo was able to maintain a strong financial position, reinvest in our business and return cash to shareowners. We began a strategically important investment at our Eastover Mill, the lowest cost mill in North America, to increase its capability by an additional 60,000 uncoated freesheet tons and lower its costs even further, while also investing in other low-risk, high-return capital projects which will enable us to grow our earnings and cash flow in the coming years.

Incentive plan performance impacted by challenging business environment:

Short-term 2025 Annual Incentive Plan	Long-term 2023 Long-term Incentive Plan
Free Cash Flow[1] generation of $44 million	3-Year Average Return on Invested Capital[1] 18.7%
Adjusted EBITDA Margin[1] of 13.7[2]%	3-Year Total Shareholder Return 10.3% 72nd percentile versus peers in relative TSR

Strong Balance Sheet	1.6x Net Debt-to-Adjusted EBITDA as of December 31, 2025

Regular Dividends (per share, per quarter)

1Q25 — 4Q25 $0.45

(1) Free Cash Flow, Adjusted EBITDA Margin and Return on Invested Capital are non-U.S. GAAP financial measures. See pages 70 through 72 for definitions and reconciliations to the most closely comparable GAAP measures.

(2) Adjusted EBITDA Margin of 13.7% includes an adjustment to add back $18 million in direct tariff impacts, as discussed further on page 38.

Maintained strong

balance sheet,

achieving net debt-to-Adjusted EBITDA of 1.6X

Strengthened low cost assets by reinvesting $224 million of capital

Returned $155 million to shareowners via dividends and

share repurchases

30  Sylvamo

EXECUTIVE COMPENSATION

Global Compensation Philosophy and 2025 Programs – Overview

Sylvamo’s Compensation Philosophy closely aligns with our vision of being the employer of choice and is the guidepost for 2025 and future compensation plans and programs. The following are key principles of our philosophy:

Key Principles

Attract and inspire employees

•

Attractive pay programs targeted at a competitive range (+/- 10%) of market median

•

Flexible approach to pay, as needed, to recruit and retain the right talent

•

Inclusive; offering short-term incentives to all employees

Incentivize achievement of Sylvamo’s short- and long- term strategic goals

•

Pay program design supports high performance culture, providing a balanced pay mix and pay for performance

•

Relevant performance goals that balance the current operating environment with future aspirations

Support continued development of current and future leaders to facilitate succession strategy	• Robust performance management process to link rewards to employee contributions • Mechanisms to differentiate pay based on performance and potential

Create a shareowner mindset amongst all employees	• Sensible and effective use of long-term equity incentives • Opportunity for all employees to share in the success of the company through participation in short-term incentives

Actively governed by the MDCC

•

Risk and reward appropriately balanced to support the organization’s risk profile and mitigate risky behavior

•

Discipline around internal and external pay equity analysis

•

Mindful of external stakeholder perspectives and global regulatory requirements

Proxy Statement 2026  31

EXECUTIVE COMPENSATION

Our 2025 programs are described at a high level below and in more detail in the following section:

Element	Overview

Target Total Direct Compensation (“TDC”)	Base salary effective as of March 1, 2025 and target values for the 2025 short- and long-term incentive plans were approved for the NEOs by the MDCC in February 2025. As part of the CEO succession plan, the MDCC approved in March: (i) an additional 2026 LTIP award for Mr. Sims, (ii) all TDC elements for Mr. Devlin and (iii) one-time restricted stock unit grants to Mr. Devlin, Mr. Davoli and Ms. Kalman.

2025 Annual Incentive Plan (“2025 AIP”)	Annual, cash-based plan rewards performance achievement against Free Cash Flow and Adjusted EBITDA Margin goals.

2025 Long-Term Incentive Plan (“2025 LTIP”)	Equity-based, multi-year plan rewards performance achievement against Absolute Return on Invested Capital (“ROIC”) and relative Total Shareholder Return (“rTSR”) goals for the performance- based restricted stock units and continued service with the Company for time-based restricted stock units.

Other Plans

•

Executive Severance Plan provides for cash severance and equity vesting treatment in change-in-control (“CIC”) and non-CIC termination scenarios.

•

Stock ownership and retention requirements.

•

Personal use of charter aircraft up to the Board-approved limit of $125,000 for the CEO through 2025. Mr. Sims, as the new CEO, does not intend to use this benefit beginning in 2026.

•

Standard medical and retirement plans.

•

Standard global mobility policy available to all employees (including NEOs, as applicable) on a mobility assignment. Mr. Davoli was covered by such policy during 2023, 2024 and 2025 and Ms. Kalman during 2025.

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Compensation Policies and Practices

Our compensation program reflects our strong ethical culture and commitment to doing the right things, in the right ways, for the right reasons, all of the time. Below is a summary of select practices that demonstrate our commitment.

What we DO	What we DON’T DO

✓  Limit on Cash Severance. In a termination event not related to a CIC of the Company, severance is capped at two times the sum of base salary plus target AIP award for the CEO and one times base salary for NEOs.

✓  Cap on Change-in-Control Cash Benefits. In the event of a CIC, we cap cash severance at two and one-half times the sum of base salary plus target AIP award for the CEO and one and one-half (increased to two times in 2026) times the sum of base salary plus target AIP award for the other NEOs.

✓  Robust Equity Ownership and Retention Requirements. We require our executive officers (including our NEOs) to own Sylvamo shares equal to a multiple of base salary and to retain 50 percent of net (after-tax) vesting of equity until the ownership requirement is met.

✓  Clawback of Incentive Compensation. We will clawback AIP and LTIP performance-based awards in the event of certain financial restatements (as required by SEC and NYSE rules) and as directed by the MDCC for certain misconduct.

✓  Non-Competition and Non-Solicitation Agreements. We require our executive officers (including our NEOs) to enter into non-competition agreements and non-solicitation agreements, the violation of which may result in forfeiture and clawback of incentive compensation awards as well as ineligibility for the Executive Severance Plan benefits.

✓  Multiple Performance Metrics. We incorporate multiple performance metrics in our AIP and LTIP to promote balanced decision-making.

✓  Peer Groups. We use our Benchmarking Peer Group and general industry survey data to benchmark compensation and a separate peer group to compare our relative TSR.

✓  Annual Risk Assessment. The MDCC evaluates annually whether our compensation policies and practices are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and do not encourage executives to take unnecessary or excessive risks that would be reasonably likely to have a material adverse effect on the Company.

✓  Annual Say on Pay Vote. We hold an annual advisory vote to solicit our shareowners’ feedback on our executive compensation program.

✓  Independent Chair of the Board. Beginning January 1, 2026, the Chair of the Board is independent from the Company.

✓  No Employment Agreements with our U.S.-based NEOs. We do not have employment agreements that guarantee compensation or ongoing employment with any NEO based in the United States.

✓  No Arrangement with our NEOs for Single Trigger CIC Cash Benefits or Equity Vesting. In the event of a CIC, we require a double trigger before payment of cash severance or vesting equity awards. Cash severance is paid and equity vests only if there is a qualifying termination of employment within two years following the CIC. Equity awards vest only if replacement awards are not granted by acquiring company.

✓  No Active Defined Benefit Retirement Programs. Our NEOs participate in the same defined contribution plan as all of our U.S. based employees (and Mr. Davoli, for his time in Brazil, and Ms. Kalman participated in the same defined contribution plan as all Brazil based employees), with no additional contribution. Those who previously were employed by International Paper may have a benefit under its prior plan(s).

✓  No Repricing of Stock Options. In the event we grant stock options in the future, we will not reprice those under our plan.

✓  No Short Selling, Pledging or Hedging. Employees (including our NEOs) and Directors are not permitted to pledge Sylvamo securities as loan collateral, hold Sylvamo securities in margin accounts, or hedge or engage in monetization transactions of our securities. Additionally, our Section 16 Officers and directors are not permitted to short sell Sylvamo securities.

✓  No Excessive Perquisites. We offer limited perquisites to our NEOs. We cap our incremental expense for personal use by the CEO of Company chartered aircraft to a maximum of $125,000. Mr. Sims, our CEO since January 1, 2026, does not intend to use this benefit.

✓  No Tax Gross-Ups. We do not gross-up any NEO compensation to cover taxes, other than on mobility related expenses.

Proxy Statement 2026  33

EXECUTIVE COMPENSATION

2025 Target Total Direct Compensation Elements

Our NEOs are paid a mix of cash and equity-based compensation. All of our NEOs are executive officers.

Element	Overview

Base Salary	• Fixed portion of compensation based on the responsibilities of each NEO’s position, experience level and individual performance. • Additional information can be found on page 38.

Annual Incentive Plan (AIP)

•

Rewards achievement of pre-established financial goals – Free Cash Flow (weighted 50%) and Adjusted EBITDA Margin (weighted 50%) for 2025.

•

Metrics link our NEOs’ short-term incentive to the foundation of Sylvamo’s financial discipline to deliver robust, resilient cash flow and focus on using our commercial and operational advantages to build a strong balance sheet and return cash to shareowners.

•

Additional information can be found beginning on page 38.

Long-Term Incentive Plan (LTIP)

•

LTIP balances retaining top talent and enhancing alignment with shareowner interest by utilizing a mix of 40% time-based restricted stock units (“RSUs”) and 60% performance-based restricted stock units (“PSUs”).

•

RSUs vest ratably over a three-year period and PSUs vest at the end of a three-year performance period based on Company performance in:

•

Absolute Return on Invested Capital weighted 50% and

•

Relative Total Shareholder Return weighted 50%.

•

Additional information can be found beginning on page 40.

We believe executive compensation should be more heavily weighted in variable, at-risk elements, emphasizing incentive compensation over fixed elements, such as base salary, as illustrated in the charts below:

Target Direct Compensation Mix1

CEO
15%
19%
85%
variable
66%
Average of Other NEOs
28%
72%
variable
52%
20%
Base Salary
Annual Cash Incentive (AIP)
Long-Term Equity Incentive (LTIP)

(1) Based on the TDC approved by the MDCC (or by the Board for the CEO) in February 2025, for Mr. Ribiéras as CEO and for all other NEOs, except Mr. Devlin, whose TDC was approved by the MDCC in March 2025, effective May 1, 2025. In addition, in March 2025, the MDCC approved additional compensation for Mr. Sims, as part of his promotion to SVP, Chief Operating Officer.

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EXECUTIVE COMPENSATION

CEO 2026 Compensation

In December 2025, the independent members of the board reviewed applicable market data and approved the TDC elements for Mr. Sims effective January 1, 2026, in his new role as CEO and President. Mr. Sims’ 2026 TDC is comprised of: (i) Base Salary of $1,050,000, (ii) short-term incentive target equal to 125% of Base Salary and (iii) long-term incentive target of $4,750,000.

Say on Pay Results

Our NEOs’ 2024 compensation received support from 95% of our shareowners in May 2025. In accordance with shareowner preference expressed in the 2022 “say-on-frequency” vote, we will seek annual shareowner advisory vote of our executive compensation program until the next “say-on-frequency” vote in 2028.

The MDCC will continue to ensure a strong pay-for-performance alignment and refine our compensation philosophy and executive pay programs to ensure appropriate alignment of our executives’ interest with those of shareowners. We believe that engaging with investors is fundamental to our commitment to sound governance and plan to continue to strengthen our investor outreach efforts, as needed, to navigate changes in the executive compensation landscape.

EXECUTIVE COMPENSATION PROGRAM DESIGN

Compensation Decision-Making Process

Role of the Management Development and Compensation Committee

The MDCC is responsible for overseeing our executive compensation programs and deciding on our executive officers’ compensation. The MDCC approves:

•	Our compensation benchmarking process, as well as the companies used for comparison (our Benchmarking Peer Group (“BPG”)) to ensure reasonableness and stability;

•	Performance metrics, goals, and their respective weightings, as well as the companies against which we compare our relative performance;

•	Other executive officer compensation, based on local market practice and recommendations from the CEO; and

•	This annual report regarding executive compensation in accordance with applicable SEC rules and regulations.

In addition, in accordance with a process established in 2025 by the then-Lead Independent Director (now Chairman of the Board) and the MDCC during Executive Session:

•	Approves the CEO’s annual objectives and conducts semi-annual reviews of his performance achievement; and

•	Recommends the CEO’s compensation to the Board for its approval. The independent directors of the Board are responsible for approving all elements of CEO pay.

•

The MDCC is responsible for monitoring and evaluating matters relating to the compensation and benefits structure of the Company as the MDCC deems appropriate, including evaluating whether the risks arising from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the company. In its 2025 risk-assessment, in collaboration with its independent compensation committee consultant who provided background analysis and expertise, the MDCC concluded that no risks arising from our compensation policies and practices would be reasonably likely to have a material adverse effect on the company.

Proxy Statement 2026  35

EXECUTIVE COMPENSATION

Role of Management in Compensation Decisions

The CEO recommends to the MDCC the strategic direction of our executive compensation program. In consultation with our Senior Vice President and Chief People Officer, the CEO will recommend the other NEOs’ base pay and incentive plan target awards. The CEO reviews the performance of other NEOs against his or her annual goals and discusses his assessment with the MDCC. The MDCC reviews these recommendations, and then, considering input from its compensation consultant, discusses, modifies and approves each executive officer’s compensation. The CEO does not participate in any MDCC or Board deliberations that involve his own compensation matters.

Our Senior Vice President and Chief People Officer recommends to the MDCC our programmatic design and administration. Our Senior Vice President, Chief Administrative and Legal Officer provides legal advice to the MDCC concerning disclosure obligations, governance and its oversight responsibilities.

Role of Compensation Consultants

The MDCC engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to serve as its independent, external compensation consultant. The MDCC relies on FW Cook to advise on its decision-making process and has sole authority to retain and terminate the relationship, as well as approve the terms of engagement, including fees. FW Cook works exclusively for the MDCC and provides no services to the Company other than services provided in the firm’s capacity as the MDCC’s consultant. Accordingly, the MDCC has determined the firm to be independent from the Company. FW Cook has attested in writing as to its independence from the Company.

Company management utilizes Willis Towers Watson as its compensation consultant to advise on program design, provide and analyze benchmarking data and apprise management of evolving practices and trends.

Role of Executive Compensation Benchmarking

Each component of Target Total Direct Compensation is targeted at the median (50th percentile) of the applicable market data. Each NEO’s compensation may vary from market median based on factors such as:

•	Position scope and responsibilities,

•	Experience and duration in his or her position,

•	Individual performance, and

•	Internal equity.

The MDCC used two reference points to develop the compensation levels for 2025:

1	Publicly available compensation data from 17 companies in our peer group, which we refer to as our BPG,

2

Published industry survey data from the general industry survey administered by Willis Towers Watson and Equilar’s Top 25 Compensation Survey for companies with a revenue scope of $1- $5 Billion, based on our Company’s revenue size, adjusted to reflect revenue responsibility for each business role, as applicable.

The MDCC approved 17 companies for our BPG based on the following:

•	Similar operations, in terms of scale and industry,

•	Business characteristics, including profitability, global scale and number of employees and

•	Other characteristics such as geography, Institutional Shareholder Services peer companies, etc.

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EXECUTIVE COMPENSATION

In September 2024, the following companies were selected as the BPG for competitive market comparisons on 2025 pay levels and plan design for our NEOs:

AptarGroup, Inc.

Ashland Inc.

Avient Corporation

Clearwater Paper Corporation

Graphic Packaging Holding Company

Greif, Inc.

H. B. Fuller Company

Innospec Inc.

Kaiser Aluminum Corporation

Louisiana-Pacific Corporation

Mativ Holdings, Inc.

Mercer International Inc.

O-I Glass, Inc.

Packaging Corporation of America

Sealed Air Corporation

Silgan Holdings Inc.

Sonoco Products Company

Sylvamo vs BPG Revenue1

ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

Target Total Direct Compensation (TDC)

Consistent with our compensation philosophy, our executive compensation program includes a mix of cash and equity-based compensation. We believe executive compensation should be variable and at-risk, emphasizing incentive compensation over fixed elements, such as base salary. The elements of TDC are further described below.

Proxy Statement 2026  37

EXECUTIVE COMPENSATION

Base Salary

Base salary is a fixed portion of compensation based on the responsibilities of the position, experience level and individual performance. In February 2025, the MDCC approved base salary increases effective March 1, 2025 based on the benchmark analysis for the NEOs, except for Mr. Devlin, as shown below. As part of the CEO succession plan, the MDCC approved in March 2025 (i) an increase for Mr. Sims effective May 1, 2025, as SVP, Chief Operating Officer (“COO”) and (ii) the TDC elements for Mr. Devlin, effective May 1, 2025. The following table shows the annual base salary in effect during 2025 for our NEOs:

	Annual Base Salary as of:			2025 Percentage Increase
	January 1, 2025	December 31, 2025

Jean-Michel Ribiéras	$1,125,000	$1,175,000		4.4%

Donald P. Devlin[1]	—	$540,000	[1]	—

John V. Sims	$625,000	$700,000		12.0%

Matthew L. Barron	$504,000	$530,000		5.2%

Rodrigo Davoli	$430,000	$475,000		10.5%

Tatiana Kalman[2]	$335,405	$382,362		14.0%

(1) Mr. Devlin joined Sylvamo on May 1, 2025, the amount shown above was effective upon his start date.

(2) Ms. Kalman is paid in her local currency of Brazilian Real; amounts shown above were converted using 1 BRL = 0.1813 USD.

Short-Term Incentive

2025 Annual Incentive Plan

The NEOs participated in the 2025 AIP, which is our annual, cash-based incentive plan designed to reward participants for strong cash generation through Free Cash Flow and delivering value through Adjusted EBITDA Margin. Performance objectives for the 2025 AIP were approved by the MDCC in February 2025.

In 2025, Sylvamo faced a challenging business environment. Both price and mix were unfavorable due to the new tariff rules that impacted global trade flows, and various economic factors resulted in unrealized price increases in North America and Latin America and price erosion in Europe. In addition, volume was unfavorable due to the competitive environment and reliability challenges experienced earlier in the year at our mills and International Paper’s Riverdale mill, with which we had an offtake agreement to supply us with paper. As a result, actual performance achievement for Adjusted EBITDA Margin was below target performance, while Free Cash Flow failed to achieve threshold performance. In February 2026, the MDCC approved an Adjusted EBITDA Margin of 13.7%, which included an adjustment to add back $18 million in direct tariff impacts. This resulted in a weighted company performance achievement of 26.9% as shown in the chart below:

2025 AIP Performance Metrics	Metric Weight	Threshold Performance[1] (Payout at 50%)	Target Performance Range (Payout at 100%)	Maximum Performance[2] (Payout at 200%)	Actual Performance Achieved	% of Target Award Earned	Weighted Company Performance Achievement

Adjusted EBITDA Margin	50%	13.5%	16.1% - 17.7%	19.4%	13.7%[3]	53.8%	26.9%

Free Cash Flow ($ million)	50%	$150	$190 - $210	$240	$44	0%	0%

Total	100%						26.9%

(1) Threshold is defined for: (1) Adjusted EBITDA Margin as 80% of Target and (2) Free Cash Flow as 75% of Target.

(2) Maximum is defined for: (1) Adjusted EBITDA Margin as 115% of Target and (2) Free Cash Flow as 120% of Target.

(3) Adjusted to add back $18 million in direct tariff impacts.

38  Sylvamo

EXECUTIVE COMPENSATION

2025 AIP target awards, expressed as a percentage of base salary, were approved by the MDCC for our NEOs in February 2025, except for Mr. Devlin. In March 2025, the MDCC approved an increase for Mr. Sims as SVP, COO and the TDC elements for Mr. Devlin effective May 1, 2025, upon his joining the Company as CFO. In December 2025, the Board approved the TDC elements for Mr. Sims as CEO and President. The 2025 AIP targets reflect an increase over prior year based on the competitive market analysis (refer to page 36).

In February 2026, the MDCC, and the Board for both CEOs, approved individual performance achievement as shown below for each of the NEOs. Mr. Davoli’s payout recognizes his accomplishments leading our North America business, including outperforming industry shipments, optimizing supply chain and achieving meaningful savings, and achieving above target commercial performance. Ms. Kalman’s payout reflects a strong strategic response to market volatility, offset by lack of operational improvement. The table below shows the 2025 AIP target awards, together with the payout amounts approved in February 2026 by the MDCC (or by the Board for our CEOs) for our NEOs:

	AIP Target (as % of Base Salary)	2025 AIP Target	Company Performance Achievement	Individual Performance Modifier	2025 AIP Earned Award

Jean-Michel Ribiéras	125%	$1,468,800	26.9%	100%	$395,100

Donald P. Devlin[1]	75%	$270,000	26.9%	100%	$72,600

John V. Sims[2]	80%	$546,700	26.9%	100%	$147,100

Matthew L. Barron	65%	$344,500	26.9%	100%	$92,700

Rodrigo Davoli	65%	$308,800	26.9%	115%	$95,600

Tatiana Kalman[3]	65%	$248,500	26.9%	95%	$63,500

(1) Mr. Devlin joined Sylvamo on May 1, 2025. Accordingly, his full year 2025 AIP target of $405,000 was prorated for the period May – December 2025.

(2) Mr. Sims’ 2025 AIP target was prorated to reflect his transition from SVP, CFO to SVP, COO effective May 1, 2025.

(3) Ms. Kalman is paid in her local currency of Brazilian Real; amounts shown above were converted using 1 BRL = 0.1813 USD.

Proxy Statement 2026  39

EXECUTIVE COMPENSATION

Long-Term Incentive

2025 Long-Term Incentive Plan

The NEOs participated in the 2025 LTIP, which is our long-term, equity-based incentive plan earned over a multi-year period. Grants under the 2025 LTIP for each of our NEOs were approved at the MDCC’s meeting in February and March 2025, which consisted of a mix of 60% PSUs and 40% RSUs to provide a balance between performance and retention.

*Relative to the S&P 600 Small Cap Materials Index of companies as of February 1, 2025

The 2025 PSUs vest based on the achievement of three-year average Absolute ROIC and rTSR1. These metrics are aligned with our Company’s vision of being the Investment of Choice. The PSUs will be settled March 1, 2028, after completion of the three-year performance period based on Company performance against these metrics. If our TSR is negative over the performance period, performance achievement for the rTSR portion of the PSUs is capped at 100%.

The 2025 RSUs reward commitment to service and benefit from long-term stock appreciation. The RSUs vest and are settled in equal, one-third installments on March 1 of each year over the three-year vesting period following the grant date.

Unvested RSUs and PSUs accrue dividend equivalent units (“DEUs”) when dividends are paid to our shareowners. DEUs are subject to the same terms and conditions as the underlying award.

The aggregate grant date fair value of the 2025 LTIP awards to our NEOs is shown in the Summary Compensation Table on page 46, and the number of units underlying the awards are shown in the Grants of Plan-Based Awards table on page 48.

(1) Relative Total Shareholder Return (rTSR) for the 2025 LTIP is calculated by ranking the Company’s TSR against the TSR of each company in the TSR Peer Group (companies in the S&P 600 Small Cap Materials Index as of February 1, 2025). TSR means the change in the Company’s common stock price during the performance period (January 1, 2025 – December 31, 2027) plus the impact of any dividends paid and reinvested during the performance period. For all TSR Peer Group members, the beginning stock price will be established based on the average closing price of the 10 trading days immediately following and including January 1, 2025, and the ending stock price will be established based on the average closing price of the 10 trading days immediately preceding and including the end of the three-year performance period. The same methodology was used to calculate the Company’s TSR and the TSR of the companies in the TSR Peer Group.

40  Sylvamo

EXECUTIVE COMPENSATION

2023 Long-Term Incentive Plan PSU Performance Achievement

The NEOs participated in the 2023 LTIP, except for Mr. Devlin and Ms. Kalman as they joined the company after the 2023 LTIP grant date. The 2023 LTIP was awarded 40% in RSUs and 60% in PSUs. The RSU portion vested ratably over three years. The PSU portion of the award was designed to reward participants for strong ROIC and rTSR performance. Performance objectives for the 2023 LTIP were approved by the MDCC in February 2023.

The three-year performance period for the 2023 LTIP PSU award ended December 31, 2025. The chart below describes the performance achievement for the 2023 LTIP PSUs:

2023 LTIP PSU Performance Metrics	Metric Weight	Threshold Performance (Payout at 50%)	Target Performance (Payout at 100%)	Maximum Performance (Payout at 200%)	Actual Performance Achieved	% of Award Earned	Weighted Company Performance Achievement

Absolute ROIC[1]	50%	21.76%	27.20%	32.64%	18.7%	0.0%	0.0%

Relative Total Shareholder Return[2]	50%	Below 25th Percentile = 0% 25th Percentile = 25% 50th Percentile = 100% At or above 75th Percentile = 200%			72nd Percentile (9 of 30)	189.66%	94.83%

Total	100%						94.83%

(1) For ROIC, the threshold is defined as 80% of Target and the maximum as 120% of Target.

(2) Relative Total Shareholder Return (rTSR) for the 2023 LTIP is calculated by ranking the Company’s TSR against the TSR of each company in the TSR Peer Group (companies in the S&P 600 Small Cap Materials Index as of February 1, 2023). TSR means the change in the Company’s common stock price during the performance period (January 1, 2023 – December 31, 2025) plus the impact of any dividends paid and reinvested during the performance period. For all TSR Peer Group members, the beginning stock price will be established based on the average closing price of the 30 trading days immediately following and including January 1, 2023, and the ending stock price will be established based on the average closing price of the 30 trading days immediately preceding and including the end of the three-year performance period. The same methodology was used to calculate the Company’s TSR and the TSR of the companies in the TSR Peer Group. In the event the company’s TSR is negative, the TSR portion of the award will be capped at 100%.

Other Elements

Retirement and Benefit Plans

The NEOs, except for Ms. Kalman, participate in the same health, welfare and retirement programs available to most of the Company’s salaried U.S. employees. Non-U.S. Executive Officers, including Ms. Kalman are provided health, welfare and retirement benefits aligned with local market practice and laws. Additionally, our unfunded, non-qualified plan — the Deferred Compensation Savings Plan (“DCSP”) — is available to eligible salaried U.S. employees, including the NEOs, except Ms. Kalman, to provide a retirement savings vehicle for employee and Company contributions beyond limits set by the Internal Revenue Service (“IRS”) for tax-qualified plans. Without the DCSP, these employees would not achieve a retirement benefit commensurate with their earnings during the course of their careers with us. Participants do not receive preferential or above-market earnings on accounts held in the DCSP.

Executive Severance Plan (CIC and Non-CIC)

The NEOs are eligible to receive a benefit under the Executive Severance Plan (“ESP”), which provides consistent severance payments and benefits to all of our executive officers (including the NEOs) in the event of a termination of employment: (i) by Sylvamo for reasons other than death, disability or for cause as defined in the ESP; or (ii) by the executive for good reason as defined in the ESP (each, a “Qualifying Termination”).

Proxy Statement 2026  41

EXECUTIVE COMPENSATION

Upon a Qualifying Termination that occurs within two years following a change in control of the Company, the severance benefit for an NEO in 2025 would have been equal to one and one-half times (increased to two times in 2026), or in the case of the CEO two and one-half times, the sum of annual base salary and target AIP award, payable in a lump sum. In addition, the pro-rata portion of the current year AIP award would be paid at target levels. Upon a Qualifying Termination that is not related to a change in control, the NEO would be entitled to severance equal to his or her annual base salary payable in a lump sum, or in the case of the CEO two times the sum of annual base salary plus target AIP award.
The ESP also provides for continuation of group health care coverage at active employee rates for a period of up to 18 months (or up to one year for an executive other than the CEO terminated not in connection with a change in control), plus certain outplacement benefits.
As a condition to receive benefits under the ESP, participants, including the NEOs, have agreed to a one-year post-termination non-compete and employee and client/customer non-solicit covenant, a perpetual confidentiality covenant and a perpetual non-disparagement covenant.
We believe these potential benefits align executive and shareowner interests by enabling our NEOs and other executive officers to focus on the interests of shareowners and other constituents when considering a potential change in control, without undue concern for their own financial and employment security. No benefits are provided upon a change in control alone (i.e., without also experiencing an accompanying termination) so long as the acquiring company provides replacement awards as substitution for outstanding equity awards. Moreover, in no event will the Company gross up or pay for excise taxes relating to any change in control benefits. For more detail on these change in control agreements and benefits, see “Post-Employment Termination Benefits.”
Mr. Davoli’s Long-Term Assignment to the U.S.
We relocated Mr. Davoli to the U.S. in June 2023 in connection with his transition to SVP and General Manager, North America. To facilitate the transition, the MDCC approved relocation expenses, tax services and certain benefits including housing allowance, education for children, return trips to Brazil and a company car for a 2-year duration. The total payment made in 2025 for such benefits was $102,221. These payments are disclosed in the Summary Compensation Table on page 46.
Ms. Kalman’s New Hire Agreement
In June 2023, we hired Ms. Kalman as the SVP and General Manager, Latin America and relocated her from Europe to Brazil. To facilitate the transition, the MDCC approved relocation benefits including education support for her children. The total payment made in 2025 for the educational support was $27,151. These payments are disclosed in the Summary Compensation Table on page 46.
Perquisites
Other than personal use of charter aircraft by the CEO up to a limit of $125,000 per year, we currently do not offer any material perquisites to our NEOs. This limited personal benefit was approved by the Board in December 2021, taking into consideration both safety and time-management needs of our CEO. In calendar year 2025, the incremental cost to the Company of providing this benefit to Mr. Ribiéras was $169,628. For purposes of our travel policy’s annual cap of $125,000 on personal aircraft use, we track travel based on a 12-month period set forth in IRS regulations that is not aligned with the calendar year. As a result, personal use for travel during a calendar year may exceed $125,000, as it did in 2025, but the annual cap of $125,000 has never been exceeded any year as measured by the 12-month period in our travel policy. Mr. Sims does not intend to use this perquisite. Any perquisites offered in the future will be approved by our MDCC or the Board.
Other Governance- and Compensation- Related Matters
Policy against Insider Trading, Hedging and Pledging
The Company has an Insider Trading Policy that governs the purchase, sale and other dispositions of Company securities by our employees, officers (including our NEOs and other executive officers), and directors. The Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards applicable to the Company. The policy establishes trading “blackout” periods and sets forth when insider transactions in Company securities are prohibited and permitted. The

42  Sylvamo

EXECUTIVE COMPENSATION

policy strictly prohibits all of our employees, officers and directors from holding Company securities in a margin account, pledging them as collateral for a loan and from engaging in any of the following short-term or speculative transactions involving Company securities: publicly traded options, such as puts, calls or other derivative instruments; and hedging and monetization transactions, such as zero-cost collars, forward-sale contracts, equity swaps and exchange funds. Additionally, it prohibits certain insiders, including our Section 16 Officers and Board members, from placing standing or limit orders for transactions in Sylvamo securities and engaging in short sales of Sylvamo securities.
Officer Stock Ownership and Retention Requirements
Our CEO and SVPs, including the other NEOs, are expected to own shares of our common stock with a minimum market value based on a multiple of base salary. This policy is intended to align our executive officers’ interests with those of our shareowners and encourage long-term shareowner value creation by requiring officers to have a significant equity stake in the Company. Our stock ownership requirements are based on position:

Position	Ownership Requirement

Chief Executive Officer	6x base salary

Senior Vice President	3x base salary
We include the following types of equity for purposes of meeting the ownership requirement:

•	Freely held shares (whether purchased on the open market or fully earned through a Company plan or program);

•	“Beneficial” shares held indirectly by a trust or family member;

•	Unvested restricted shares or units (e.g., RSUs); and

•	DEUs earned on unvested RSUs.
Outstanding PSUs will not be counted toward meeting the ownership requirement. Officers are required to retain 50 percent of their net (after-tax) shares paid under any Company long-term incentive plan or program, such as shares paid out under the LTIP and vested restricted stock, until their ownership requirement is satisfied. The ownership requirements must be met within five years of being named to the position. CEO and SVP stock ownership is reviewed annually by the MDCC to monitor compliance. As of December 31, 2025, each of our NEOs was in compliance with these requirements.
Clawback and Forfeiture of Incentive Awards
In
July 2023
, the MDCC approved the Sylvamo Corporation Clawback Policy (“Clawback Policy”), which is designed to comply with the NYSE listing standards implementing the SEC’s compensation recoupment rules. Under our Clawback Policy, we will recover certain incentive compensation in the event of an accounting restatement as defined in the policy. We will also recover amounts as directed by the MDCC in the event of misconduct as defined in the Clawback Policy. Awards under the AIP may be subject to a clawback if, during employment or within 90 days after termination, the employee engages in an act detrimental to the business interest or reputation of the Company or any act determined to be a deliberate disregard of the Company’s rules, or violation of a restrictive covenant. Beginning in 2023, equity awards granted to our executive officers (including the NEOs) under the LTIP within a three-year look-back period may be subject to a clawback in the event such executive officer violates the Company’s Code of Conduct or a restrictive covenant. In addition, outstanding AIP and LTIP awards are subject to forfeiture in the event of an accounting restatement or misconduct.
Non-Competition and Non-Solicitation Covenants
Restrictive covenants are required for our executive officers, including the NEOs, as a condition to participating in the ESP and may also, upon violation, result in clawback or forfeiture of incentive awards. In addition, the Company maintains Non-Competition and Non-Solicitation Agreements with other leaders of the Company to prohibit certain competitive activities and to protect confidential information and trade secrets from unauthorized use or disclosure. Violation of these agreements may result in clawback or forfeiture of incentive compensation awards.

Proxy Statement 2026  43

EXECUTIVE COMPENSATION

Prohibition on Repricing; No Stock Option Grants
We do not backdate or reprice equity grants. Our incentive compensation plan provides that stock options may not be repriced, directly or indirectly, without the prior consent of the Company’s shareowners. We currently do not offer stock options.
Equity Grant Timing
The Company does not have any program, plan or practice to time, and has not timed, equity grants to coordinate with the release of material non-public information. Annual equity grants under the LTIP are approved at the MDCC’s meeting in February. RSUs are granted from time to time by our Senior Vice President and Chief People Officer (as delegated by the Board) within parameters approved by the MDCC and may be granted on the first day of any month. Having predetermined grant dates minimizes any concern that grant dates could be selectively chosen based upon market price at any given time.
Tax and Accounting Considerations
In general, the tax and accounting treatment of our compensation for our executives is considered, but is not a core component, when setting our compensation plans and programs. We strive to balance the cost of the compensation programs with the benefit intended through our compensation philosophy, while maintaining the flexibility to reward and retain our executives. The accounting treatment of stock-based compensation is not determinative of the type, timing, or amount of any particular grant made to our executive.

44  Sylvamo

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

On behalf of the board of directors, the Management Development and Compensation Committee of the Board of Directors (referred to as the MDCC) oversees the Company’s compensation programs. In fulfilling its oversight responsibilities, the MDCC has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with the Company’s management.

Based on the review and discussion referred to above, the MDCC recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and its Proxy Statement on Schedule 14A filed in connection with the Company’s 2026 Annual Meeting of Shareowners.

Management Development and Compensation Committee

•	Lizanne M. Bruce, Chair

•	Christie Breves

•	Joia M. Johnson

Proxy Statement 2026  45

Executive Compensation Tables

Summary Compensation Table

The table below sets forth information related to the total compensation earned by or paid to our NEOs for the period January 1, 2025 through December 31, 2025. The positions referenced in the table below are the positions each NEO served during such period.

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)(6)	Total

Jean-Michel Ribiéras (7)
Chief Executive Officer and Chairman of the Board through December 31, 2025	2025	1,166,667	—	5,445,275	395,100	—	678,830	7,685,872
	2024	1,125,000	—	4,771,843	2,163,800	—	332,199	8,392,842
	2023	1,110,000	—	4,179,676	972,100	123,744	425,914	6,811,434

Donald P. Devlin (7)
Senior Vice President— Chief Financial Officer beginning May 1, 2025	2025	360,000	—	1,664,815	72,600	—	30,798	2,128,213

John V. Sims (7)
Senior Vice President—Chief Financial Officer through April 30, 2025; Senior Vice President—Chief Operating Officer from May 1 to December 31, 2025	2025	679,167	—	1,644,470	147,100	—	204,467	2,675,204
	2024	625,000	—	1,342,136	801,500	—	121,846	2,890,482
	2023	620,021	—	1,306,167	360,100	197,677	153,778	2,637,743

Matthew L. Barron
Senior Vice President— Chief Administrative and Legal Officer	2025	525,667	—	1,051,006	92,700	—	100,652	1,770,025
	2024	500,000	—	1,073,690	477,300	—	73,885	2,124,875
	2023	472,450	—	679,251	224,700	—	93,335	1,469,736

Rodrigo Davoli (8)
Senior Vice President— General Manager, North America	2025	467,500	—	1,337,030	95,600	—	148,161	2,048,291
	2024	430,000	—	532,742	488,800	—	331,207	1,782,749
	2023	395,840	—	397,094	190,100	—	491,391	1,474,425

Tatiana Kalman (9)
Senior Vice President— General Manager, Latin America	2025	372,542	—	929,741	63,500	—	129,213	1,494,996

(1) The periods reported include fiscal 2025, 2024 and 2023. Mr. Devlin and Ms. Kalman were not NEOs in 2024 and 2023.

(2) The amounts shown in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718 of the: (i) 2025 LTIP grant of restricted stock units and performance stock units to Messrs. Ribiéras, Devlin, Sims, Barron and Davoli and Ms. Kalman on March 1, 2025, (ii) 2025 LTIP grant of restricted stock units and performance stock units to Messrs. Sims and Devlin on June 1, 2025 and (iii) 2025 grant of one-time restricted stock units to Mr. Devlin, Mr. Davoli and Ms. Kalman on June 1, 2025. A discussion of the assumptions used in calculating these values for the 2025 fiscal year may be found in Note 14 to our audited consolidated financial statements included in the Company’s Form 10-K for the fiscal year-ended December 31, 2025. The aggregate grant date fair value of the performance share units provided in the 2025 LTIP to Messrs. Ribiéras, Devlin, Sims, Barron and Davoli and Ms. Kalman, assuming that the highest level of performance would be achieved, is $6,848,516; $1,362,854; $2,063,285; $1,321,903; $876,664; and $609,714; respectively.

(3) The amounts shown in this column represent the amount earned under the AIP based on Company and individual performance during the period shown, which is paid in February of the following year. The amount shown for Mr. Davoli in 2023 includes amounts earned through June 30, 2023 while SVP and General Manager Latin America, which were denominated in Brazilian Real; the Brazilian Real values were converted using the December 29, 2023 foreign exchange rate of 1 BRL = 0.2061 USD for purposes of this disclosure. The amount shown for Ms. Kalman in 2025 was denominated in Brazilian Real; the Brazilian Real values were converted using the December 31, 2025 foreign exchange rate of 1 BRL = 0.1813 USD for purposes of this disclosure.

(4) The amounts shown in this column represent the change in accruals under our Retirement Plan and Pension Restoration Plan as shown in the “Pension Benefits” table. Importantly, the change in pension value is not currently paid to an executive as

46  Sylvamo

EXECUTIVE COMPENSATION TABLES

compensation but is a measurement of the change in value of the pension from January 1 to the end of the respective fiscal year. Changes in pension value arise from, among other things, the impact of changes in assumptions from the prior measurement date including changes in the discount rate and mortality rates. The discount rate used is the same as the rate used by the Company for financial statement disclosure as of the end of the fiscal year. This rate, which decreased by 10 basis points from the beginning of the measurement period, is based on economic conditions at year end. The change in present value for Mr. Ribiéras was ($23,710) and Mr. Sims was ($29,439). Messrs. Devlin, Barron, and Davoli and Ms. Kalman do not participate in our Retirement Plan or Pension Restoration Plan. Note the present value of Retirement Plan and Pension Restoration Plan benefits may increase in the future if interest rates decline. The NEOs do not receive “preferential or above market” earnings on non-qualified deferred compensation. Accordingly, there is no amount included in this column for this type of earnings credit.

(5) A breakdown of the “All Other Compensation” amounts for 2025 is shown in the following table:

Name	Retirement Savings Account Contributions ($)(a)	Company Matching Contribution ($)(b)	Group Life Insurance ($)(c)	Company Matching Gift ($)(d)	Personal Use of Charter Aircraft ($)(e)	Company Car ($)(f)	Amounts Related to Relocation ($)(g)	Other ($)(h)	Total ($)(i)

Jean-Michel Ribiéras	199,828	159,862	4,512	5,000	169,628	—	—	140,000	678,830

Donald P. Devlin	21,600	7,980	1,218	—	—	—	—	—	30,798

John V. Sims	120,340	71,072	3,055	10,000	—	—	—	—	204,467

Matthew L. Barron	50,148	48,142	2,362	—	—	—	—	—	100,652

Rodrigo Davoli	38,252	6,118	1,570	—	—	17,076	85,145	—	148,161

Tatiana Kalman	28,171	—	2,193	—	—	71,698	27,151	—	129,213

(a) The amounts shown in this column represent the Retirement Savings Account contributions made by the Company to the NEO’s, except for Ms. Kalman, account in the Sylvamo Savings Plan and Deferred Compensation Savings Plan, as shown in the “Non-Qualified Deferred Compensation Plan” table. The contribution amount is equal to a percentage of eligible compensation, based on the NEO’s age at the date the contribution is made. For Ms. Kalman, the amount shown represents the company’s contribution to the Brazilian Previp Savings Plan, where the contribution amount is equal to a percentage of eligible compensation and tenure.

(b) The amounts shown in this column represent the Company match to the NEO’s, except for Ms. Kalman, contribution to the Sylvamo Savings Plan and Deferred Compensation Savings Plan, as shown in the “Non-Qualified Deferred Compensation Plan” table.

(c) The amounts shown in this column represent the Company’s annual premium payment for the NEO’s group life and additional death and disability insurance benefit.

(d) The amounts shown in this column represent the Company’s match of each NEO’s donations to various charitable organizations that qualify per our Grants and Giving Guidelines (50-percent match).

(e) The amount shown in this column represents the incremental cost to the Company of Mr. Ribiéras’ personal use of chartered aircraft during the fiscal year. For purposes of our travel policy’s annual cap of $125,000 on personal aircraft use, we track travel based on a 12-month period set forth in IRS regulations that is not aligned with our fiscal year. As a result, actual personal use for travel during the fiscal year may exceed $125,000, as it did in 2025.

(f) The amount shown in this column represents the cost of a company car provided to Mr. Davoli as part of his long-term assignment to the US as described on page 42 and to Ms. Kalman, as this is a common benefit provided to executives in Brazil.

(g) The amount in this column represents expenses related to Mr. Davoli’s relocation to the U.S. in mid-2023, with associated costs continuing into 2025. The costs in 2025 include $41,400 in housing, $16,187 in travel related expenses, and $27,558 in taxes and gross-ups. For Ms. Kalman, the amount represents expenses related to her new hire agreement from mid-2023 as described on page 42, with associated costs continuing into 2025. The costs in 2025 include $27,151 in educational expenses.

(h) The amount shown in this column represents the special vacation that was paid to Mr. Ribiéras upon his retirement, which is calculated as a percentage of base salary based on years of service.

(i) The amounts shown in this column represent the sum of columns (a) through (h).

(6) The amounts shown for 2023 and 2024 “All Other Compensation” have been revised to reflect personal use of chartered aircraft during our 2023 and 2024 fiscal years, respectively. In prior proxy statements, for 2023 and 2024 we disclosed higher compensation amounts in the corresponding table based on the 12-month period set forth in applicable IRS regulations, which as noted is not aligned with our fiscal year. The difference between the prior years’ and above disclosure is for: 2023 ($14,154) and 2024 ($34,016).

(7) Mr. Ribiéras was our Chief Executive Officer and Chairman of the Board through December 31, 2025 (Principal Executive Officer). Mr. Devlin has been our Senior Vice President—Chief Financial Officer (Principal Financial Officer) since May 1, 2025. Mr. Devlin was not employed by the Company prior to May 1, 2025. Mr. Sims was our Senior Vice President—Chief Financial Officer (Principal Financial Officer) through April 30, 2025, and Senior Vice President—Chief Operating Officer from May 1, 2025 through December 31, 2025. Mr. Sims has been our Chief Executive Officer and President since January 1, 2026.

Proxy Statement 2026  47

EXECUTIVE COMPENSATION TABLES

(8) Mr. Davoli’s salary and AIP for the period January 1, 2023 to June 30, 2023 were denominated in his local currency of Brazilian Real. Upon his relocation to the U.S. in July 2023 his salary and associated AIP Target were denominated in U.S. Dollars. The Brazilian amounts were converted to U.S. dollars using the December 29, 2023 foreign exchange rate of 1 BRL = 0.2061 USD for the purposes of this disclosure.

(9) Ms. Kalman’s salary and AIP for 2025 were denominated in her local currency of Brazilian Real. The Brazilian Real amounts were converted using the December 31, 2025 foreign exchange rate of 1 BRL = 0.1813 USD for purposes of this disclosure.

Grants of Plan-Based Awards

The table below shows payout ranges for our NEOs under the 2025 AIP, 2025 LTIP and one-time restricted stock unit grants made to certain of our NEOs, as described in our CD&A. There were no other plan-based cash or equity awards granted to our NEOs in 2025.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)	Total Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	MDCC Action Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jean-Michel Ribiéras
AIP			367,200	1,468,800	2,937,600
PSUs	3/1/2025	2/20/2025				2,665	42,638	85,276		3,424,257
RSUs	3/1/2025	2/20/2025							28,425	2,021,018
											5,445,275
Donald P. Devlin
AIP			67,500	270,000	540,000
PSUs	6/1/2025	3/20/2025				838	13,406	26,812		681,427
RSUs	6/1/2025	3/20/2025							18,565	983,388
											1,664,815
John V. Sims
AIP			136,675	546,700	1,093,400
PSUs	3/1/2025	2/19/2025				773	12,366	24,732		993,113
PSUs	6/1/2025	3/20/2025				47	758	1,516		38,530
RSUs	3/1/2025	2/19/2025							8,243	586,077
RSUs	6/1/2025	3/20/2025							505	26,750
											1,644,470
Matthew L. Barron
AIP			86,125	344,500	689,000
PSUs	3/1/2025	2/19/2025				514	8,230	16,460		660,951
RSUs	3/1/2025	2/19/2025							5,486	390,055
											1,051,006

48  Sylvamo

EXECUTIVE COMPENSATION TABLES

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)	Total Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	MDCC Action Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Rodrigo Davoli
AIP			77,200	308,800	617,600
PSUs	3/1/2025	2/19/2025				341	5,458	10,916		438,331
RSUs	3/1/2025	2/19/2025							3,638	258,662
RSUs	6/1/2025	3/20/2025							12,083	640,037
											1,337,030
Tatiana Kalman
AIP			62,125	248,500	497,000
PSUs	3/1/2025	2/19/2025				237	3,796	7,592		304,857
RSUs	3/1/2025	2/19/2025							2,530	179,883
RSUs	6/1/2025	3/20/2025							8,401	445,001
											929,741

(1) The MDCC (or the Board for our CEO) approved the 2025 LTIP grant at its February 2025 meeting. In addition, in March 2025, the MDCC as part of its CEO succession plan approved: (i) an additional grant under the 2025 LTIP for Mr. Sims upon his promotion to COO, (ii) a 2025 LTIP grant for Mr. Devlin as part of his new hire offer as CFO and (iii) one-time restricted stock unit grant for Messrs. Devlin and Davoli and Ms. Kalman.

(2) The amounts in these columns reflect the: (i) threshold, which is the amount that would have been paid under the 2025 AIP if the Company had achieved only the minimum performance level required in one of the following performance metrics: Adjusted EBITDA Margin or Free Cash Flow (for example, since absolute Adjusted EBITDA Margin is weighted at 50 percent, a threshold payout at 50 percent would result in weighted performance achievement of 25 percent (or 50 percent of 50 percent)), (ii) target and (iii) maximum payouts (200 percent) under the 2025 AIP. The actual amount paid is shown in the Summary Compensation Table. Minimum performance in at least one objective is required to receive an AIP award payout.

(3) The amounts in these columns reflect the: (i) threshold, which is the amount that would have been paid for the PSUs granted under the 2025 LTIP if the Company had achieved only the minimum performance level required in one of the following performance metrics: Absolute ROIC or rTSR. For example, since rTSR is weighted at 50 percent, a threshold payout at 25 percent would result in weighted performance achievement of 12.5 percent (or 50 percent of 25 percent). Minimum performance in at least one objective is required to earn a payout under the PSU portion. Maximum performance under the PSU portion is 200 percent.

(4) The amounts shown in these columns reflect: (i) the time-based RSU portion of the 2025 LTIP grants, which vest ratably over a three-year period beginning March 1, 2026 and (ii) the one-time restricted stock unit grants to Mr. Devlin, whose award vests ratably over three years beginning June 1, 2026, and to Mr. Davoli and Ms. Kalman, whose awards vest on June 1, 2028. Dividend equivalent units that were awarded during the year were excluded from this column.

(5) The amounts shown in this column reflect the grant date fair value of the time-based restricted stock units or the performance- based restricted stock units associated with the 2025 LTIP grant and the one-time restricted stock unit grants to Messrs. Devlin and Davoli and to Ms. Kalman referred to above. Dividend equivalent units that were awarded during the year were excluded from this column. Further detail is provided in the narrative following this table.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Awards under our non-equity, cash-based plan (Annual Incentive Plan (“AIP”)) and our equity-based plan (Long-Term Incentive Plan (“LTIP”)) are described in our Compensation Discussion & Analysis. Actual amounts paid, if any, under these incentive programs will be based on Company performance in pre-established performance metrics at the end of the performance period. Actual amounts paid, if any, under the LTIP will increase as a result of dividend equivalent units that accrue on unvested grants if dividends are declared for shareowners during the performance period. Dividend equivalent units are subject to the same terms and conditions as the underlying

Proxy Statement 2026  49

EXECUTIVE COMPENSATION TABLES

award. Both AIP and equity awards may be forfeited in the event of certain misconduct or in the event of a financial restatement. RSUs awarded under the LTIP will be pro-rated based on service in the event of death, disability, severance or retirement. PSUs awarded under the LTIP will be pro-rated based on service and paid based on target performance in the event of death or disability. In other termination scenarios (other than for cause), PSUs will be pro-rated based on service and paid at actual Company performance at the end of the performance period. One-time restricted stock awards will fully vest in the event of death or disability and will forfeit in all other termination scenarios.

Outstanding Equity Awards at Fiscal Year End

The following table shows the outstanding equity awards, including accrued dividend equivalents units held by our NEOs as of December 31, 2025.

	Stock Awards
	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Jean-Michel Ribiéras	3/1/2023	10,236	492,863
	3/1/2023	47,908	2,306,770
	3/1/2024	9,331	449,288
	3/1/2024			33,280	1,602,432
	3/1/2025	8,115	390,737
	3/1/2025			4,833	232,709
Donald P. Devlin	6/1/2025	18,940	911,961
	6/1/2025			5,129	246,961
John V. Sims	3/1/2023	3,819	183,885
	3/1/2023	14,972	720,902
	3/1/2024	6,220	299,493
	3/1/2024			14,467	696,586
	3/1/2025	8,471	407,879
	3/1/2025			4,767	229,531
	6/1/2025	514	24,749
	6/1/2025			291	14,012
Matthew L. Barron	3/1/2023	1,986	95,626
	3/1/2023	7,786	374,896
	3/1/2024	4,976	239,594
	3/1/2024			11,573	557,240
	3/1/2025	5,639	271,518
	3/1/2025			3,172	152,732

50  Sylvamo

EXECUTIVE COMPENSATION TABLES

	Stock Awards
	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Rodrigo Davoli	3/1/2023	1,161	55,902
	3/1/2023	4,552	219,179
	3/1/2024	2,470	118,931
	3/1/2024			5,743	276,525
	3/1/2025	3,739	180,033
	3/1/2025			2,104	101,308
	6/1/2025	12,327	593,545
Tatiana Kalman	7/1/2023	3,191	153,647
	3/1/2024	1,798	86,574
	3/1/2024			4,179	201,219
	3/1/2025	2,599	125,142
	3/1/2025			1,464	70,492
	6/1/2025	8,570	412,646

(1) These amounts represent the outstanding time-based restricted stock units granted under the: (i) 2023 LTIP on March 1, 2023, vesting ratably over three years beginning on March 1, 2024, (ii) 2024 LTIP on March 1, 2024, vesting ratably over three years beginning on March 1, 2025, (iii) 2025 LTIP on March 1, 2025, vesting ratably over three years beginning on March 1, 2026 and (iv) the June 1, 2025 grant of time-based restricted stock units granted to Mr. Devlin, Mr. Davoli and Ms. Kalman; plus the outstanding performance-based restricted stock units granted under the: (i) 2023 LTIP PSUs assuming actual performance achievement as of December 31, 2025 of zero percent for ROIC and 189.66 percent for rTSR, as the performance period ended December 31, 2025, as discussed on page 40.

(2) The market value is calculated based on the closing price of our common stock on December 31, 2025, of $48.15.

(3) These amounts represent the unearned PSUs outstanding under the 2024 and 2025 LTIP. For Mr. Ribiéras, this reflects the prorated units outstanding after his retirement on December 31, 2025. These awards will vest, based on Company performance, on March 1, 2027 and 2028, respectively. Units disclosed assume: (i) for the 2024 LTIP threshold performance of 50 percent for the ROIC portion as the prior fiscal year performance was below threshold and maximum performance of 200 percent for the rTSR portion, as prior year performance was in the top quartile, and (ii) for the 2025 LTIP threshold performance of 50 percent for the ROIC portion and threshold performance of 25 percent for the rTSR portion of the 2025 LTIP as cumulative performance to date in both metrics is below threshold performance.

(4) The market value is calculated based on the number of unearned performance shares outstanding and the closing price of our common stock on December 31, 2025 of $48.15.

Proxy Statement 2026  51

EXECUTIVE COMPENSATION TABLES

Option Exercises and Stock Vested

The following table shows information about vesting of RSUs and PSUs for each of the NEOs during fiscal 2025, including the value realized at vest. Sylvamo does not grant stock options.

	Stock Awards
Name	Number of Shares Acquired On Vesting (#)(1)	Value Realized on Vesting ($)(2)
Jean-Michel Ribiéras	119,842	8,520,766
Donald P. Devlin	—	—
John V. Sims	37,666	2,678,053
Matthew L. Barron	16,723	1,189,005
Rodrigo Davoli	11,166	793,903
Tatiana Kalman	3,980	282,978

(1) Amounts shown represent shares under the 2022 LTIP, 2023 LTIP and 2024 LTIP that vested on March 1, 2025, for all except Ms. Kalman. Ms. Kalman’s value represents shares under the 2024 LTIP and a one-time RSU granted July 1, 2023, all of which vested March 1, 2025.

(2) Amounts shown represent the value of the vested shares based on our closing stock price on the date immediately preceding the vesting date of the award, which was $71.10 for the closing stock price on the trading day preceding the vest on March 1, 2025.

Pension Benefits

The following table shows the present value of benefits payable to our NEOs under our Retirement Plan and Pension Restoration Plan at December 31, 2025. The change in present value of the accrued benefit is shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for 2025. Messrs. Sims and Ribiéras are eligible for a benefit calculated under the Retirement Plan and the Pension Restoration Plan formula.

Name	Plan Name	Number Of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)
Jean-Michel Ribiéras	Retirement Plan	13.83	645,828
	Pension Restoration Plan	13.83	1,870,718
	Total		2,516,546
Donald P. Devlin	Retirement Plan	—	—
	Pension Restoration Plan	—	—
	Total		—
John V. Sims	Retirement Plan	24.58	1,166,614
	Pension Restoration Plan	24.58	2,040,405
	Total		3,207,019
Matthew L. Barron	Retirement Plan	—	—
	Pension Restoration Plan	—	—
	Total		—

52  Sylvamo

EXECUTIVE COMPENSATION TABLES

Name	Plan Name	Number Of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)
Rodrigo Davoli	Retirement Plan	—	—
	Pension Restoration Plan	—	—
	Total		—
Tatiana Kalman	Retirement Plan	—	—
	Pension Restoration Plan	—	—
	Total		—

(1) In February 2014, International Paper’s MDCC approved changes to the Retirement Plan and Pension Restoration Plan such that credited service and compensation were capped effective December 31, 2018, for salaried employees, including Messrs. Ribiéras and Sims. For service after this date, employees affected by the freeze receive Retirement Savings Account contributions. Accordingly, this column represents years of service credited to each eligible NEO under the Retirement Plan and the Pension Restoration Plan, not years of service with the Company.

(2) The calculation of the present value of accumulated benefits as of December 31, 2025, assumes a discount rate of 5.70 percent for annuity payments and deferral periods. The assumptions regarding the benefit commencement date are the same as described in footnote (1).

Retirement Plan of Sylvamo

Our Retirement Plan is a funded, tax-qualified plan that covers all U.S. salaried employees transferred to Sylvamo who were previously employed by International Paper prior to July 1, 2004. U.S. employees of Sylvamo hired by International Paper or Sylvamo on or after July 1, 2004, are eligible for a Company-paid Retirement Savings Account contribution to our Sylvamo Savings Plan and/or Deferred Compensation Savings Plan in lieu of participation in the Retirement Plan. Messrs. Ribiéras and Sims were employed by International Paper in the United States prior to July 1, 2004, and thus are eligible to participate in the Retirement Plan based on service with International Paper.

We calculate the benefit under the Retirement Plan at the rate of 1.67% of the participant’s average pensionable earnings received over the highest five consecutive calendar years of the last 10 calendar years, multiplied by his or her years of service, then reduced by a portion of Social Security benefits. We include as pensionable earnings the participant’s base salary plus AIP awards that were not deferred, up to the maximum limit set by the Internal Revenue Service (“IRS”).

Sylvamo Pension Restoration Plan for Salaried Employees

Our supplemental retirement plan for our salaried employees is an unfunded, non-qualified plan that covers all U.S. salaried employees of Sylvamo, who were previously employed by International Paper prior to July 1, 2004. This plan augments our Retirement Plan by providing retirement benefits based on compensation that is greater than the limits set by the IRS. We include as eligible compensation under this plan the participant’s base salary plus AIP awards, including amounts deferred. Messrs. Ribiéras and Sims were employed by International Paper in the United States prior to July 1, 2004, and thus are eligible to participate in the Pension Restoration Plan.

We calculate the benefit under the Pension Restoration Plan in the same manner as the Retirement Plan and then reduce the benefit by the amount payable under the Retirement Plan.

Eligibility for Early Retirement Benefits

Normal retirement under our Retirement Plan and Pension Restoration Plan is age 65.

Participants, including the participating NEOs, are eligible for early retirement under the Retirement Plan and the Pension Restoration Plan at age 55 with 10 years of service. However, a participant’s accrued benefit is reduced by 4 percent for each year that the participant retires before reaching age 62. Eligible active employees may receive an unreduced benefit once they reach age 61 and have completed at least 20 years of service. As of December 31, 2025, Messrs. Ribiéras and Sims are eligible to receive unreduced early retirement benefits under the plans.

Proxy Statement 2026  53

EXECUTIVE COMPENSATION TABLES

Non-Qualified Deferred Compensation

The following table shows contributions in 2025 by the Company and each of our NEOs to the DCSP, which is our non-qualified deferred compensation plan, and each NEO’s DCSP account balance as of December 31, 2025.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Jean-Michel Ribiéras	288,255	321,890	537,833	—	4,900,722
Donald P. Devlin	—	600	—	—	600
John V. Sims	90,453	153,612	264,031	—	2,355,122
Matthew L. Barron	52,237	63,991	66,186	—	563,082
Rodrigo Davoli	—	24,252	5,100	—	40,431
Tatiana Kalman	—	—	—	—	—

(1) These amounts are included in the “Salary” column of the Summary Compensation Table for 2025 for each NEO.

(2) These amounts are included in the “All Other Compensation” column of the Summary Compensation Table for 2025 for each NEO.

(3) These amounts are not included in the Summary Compensation Table because they are not “preferential or above market earnings”.

(4) Of the amounts shown in this column, the following amounts were included in the “Salary” column of the Summary Compensation Table for the years as follows: Mr. Ribiéras: $826,465 was included for the periods of 2021-2025, Mr. Sims: $283,501 for 2021-2025 and for Mr. Barron: $148,349 for 2022-2025. Mr. Davoli did not participate in the DCSP in 2023 and had no employee contributions in 2024 or 2025. Mr. Devlin and Ms. Kalman did not participate in the DCSP in 2025.

The DCSP allows participants to save for retirement by deferring up to 85% of eligible cash compensation, which includes base salary and AIP awards. Participants may contribute to the DCSP after deferring either the maximum pre-tax amount or total pre-tax and after-tax amount to the Sylvamo Savings Plan or after reaching the IRS compensation limit for that year. The Company credits matching contributions equal to 70% of the participant’s contributions up to 4% of compensation, plus 50% of contributions up to an additional 4% of compensation. The Company also credits Retirement Savings Account contributions to each NEO’s account. These contributions are equal to a percentage of eligible compensation based on the NEO’s age at the date the contribution is made.

For 2025, NEO contribution amounts were as follows: Mr. Ribiéras contributed 9% of base salary, Mr. Sims contributed 8% of base salary, Mr. Barron contributed 8% of base salary, and Mr. Davoli contributed 0% of base salary. As a result of the varying contribution amounts, the actual amounts deferred and the Company’s resulting matching contribution will vary for each NEO.

Participant contributions are credited with earnings (or losses) based on the participant’s choice of investment fund equivalents. Investment fund equivalents match the investment returns of the funds available in the Sylvamo Savings Plan. Investment elections may be changed daily subject to securities laws restrictions. Differences in earnings reported in the “Non-Qualified Deferred Compensation” table above are based on the individual participant’s investment elections.

Participants are fully vested in their contributions at all times. Amounts contributed by the Company become vested upon completing three years of service, reaching age 65, death, disability, termination of employment as a result of the permanent closing of the participant’s facility, or eligibility for severance under the Salaried Employee Severance Plan.

Participant accounts are divided into contribution accounts for amounts deferred prior to January 1, 2005, and contribution accounts for amounts deferred after January 1, 2005. Distributions of amounts contributed on or after January 1, 2005, may only be made in the event of termination of employment, death, disability or through an in-service distribution at a date elected during the initial enrollment period. Participants must elect their distribution form of payment in an initial deferral election, which may only be changed under a

54  Sylvamo

EXECUTIVE COMPENSATION TABLES

subsequent distribution election that meets the requirements under IRC Section 409A. In the event no election has been made, the participant will receive a lump sum form of payment. In-service withdrawals are limited to unforeseeable emergencies.

Potential Payments Upon Termination or Change-in-Control

Potential Payments Upon Death or Disability

The Company provides to our NEOs the following benefits in the event of termination due to death or disability, which are also available to all of our U.S. salaried employees. Upon reaching age 65, the disabled individual is covered under our retirement programs, if eligible, as described above. We provide long-term disability income benefit equal to 60 percent of base salary, up to a total payable benefit of $15,000 per month.

The Company provides the same benefits to the beneficiary of an executive officer (including an NEO) upon death as are available to our U.S. salaried employees.

In the event of an NEO’s termination due to disability or death, RSUs granted under the LTIP and one-time RSU program are prorated based upon the number of months the participant worked during the vesting period and are paid on the first day of the month following termination. The value of such prorated awards upon disability or death would be the same values shown below in the Vesting of Equity column in the Potential Payments Upon Retirement table.

Proxy Statement 2026  55

EXECUTIVE COMPENSATION TABLES

Potential Payments Upon Retirement, Involuntary and Qualifying Termination after Change in Control

The following table presents the potential payments to our NEOs, assuming that they left the Company on December 31, 2025, under the following events:

	Lump Sum Severance Payment ($)(1)	2025 AIP ($)(2)	Unused/ Earned Vacation Pay ($)(3)	Value of Continued Benefits ($)(4)	Vesting of Equity ($)(5)	TOTAL Pre-Tax Benefit ($)	Retirement Plan Annuity ($)(6)	Pension Restoration Plan Annuity ($)(6)	TOTAL Annuity ($)(6)

Jean-Michel Ribiéras

Retirement	—	395,100	285,615	—	5,876,563	6,557,278	54,546	157,998	212,544

Involuntary Termination without Cause	5,287,600	395,100	285,615	104,407	5,876,563	11,949,285	54,546	157,998	212,544

Involuntary Termination with Cause	—	—	—	—	—	—	54,546	157,998	212,544

Qualifying Termination after CIC	7,962,180	—	285,615	104,407	5,876,563	14,228,765	54,546	157,998	212,544

Donald P. Devlin

Retirement	—	—	—	—	—	—	—	—	—

Involuntary Termination without Cause	540,000	72,600	56,077	94,139	241,809	1,004,625	—	—	—

Involuntary Termination with Cause	—	—	—	—	—	—	—	—	—

Qualifying Termination after CIC	1,822,500	—	56,077	103,709	1,570,460	3,552,746	—	—	—

John V. Sims

Retirement	—	147,100	170,154	—	1,770,138	2,087,392	98,197	171,746	269,943

Involuntary Termination without Cause	700,000	147,100	170,154	94,605	1,770,138	2,881,997	98,197	171,746	269,943

Involuntary Termination with Cause	—	—	—	—	—	—	98,197	171,746	269,943

Qualifying Termination after CIC	2,450,000	—	170,154	104,407	2,960,214	5,684,775	98,197	171,746	269,943

Matthew L. Barron

Retirement	—	—	—	—	—	—	—	—	—

Involuntary Termination without Cause	530,000	92,700	55,038	98,851	1,100,420	1,877,009	—	—	—

Involuntary Termination with Cause	—	—	—	—	—	—	—	—	—

Qualifying Termination after CIC	1,656,250	—	55,038	110,776	1,907,677	3,729,741	—	—	—

Rodrigo Davoli

Retirement	—	—	—	—	—	—	—	—	—

Involuntary Termination without Cause	475,000	95,600	58,462	99,498	622,242	1,350,802	—	—	—

Involuntary Termination with Cause	—	—	—	—	—	—	—	—	—

Qualifying Termination after CIC	1,484,500	—	58,462	111,748	1,698,491	3,353,201	—	—	—

Tatiana Kalman

Retirement	—	—	57,354	—	—	57,354	—	—	—

Involuntary Termination without Cause	382,362	63,500	68,825	89,703	238,920	843,310	—	—	—

Involuntary Termination with Cause	—	—	43,016	—	—	43,016	—	—	—

Qualifying Termination after CIC	1,194,793	—	68,825	97,054	1,139,518	2,500,190	—	—	—

56  Sylvamo

EXECUTIVE COMPENSATION TABLES

(1) The amounts shown in this column reflect estimated amounts under the Executive Severance Plan. The Company does not gross-up severance benefits. In the event of Involuntary Termination without Cause: For the CEO, the formula is two times the sum of (i) salary and (ii) target AIP for 2025. For all other NEOs, the formula is one times salary. In the event of a Qualifying Termination after CIC: For the CEO, this is two and a half times the sum of (i) base salary as of December 31, 2025, and (ii) target AIP for 2025. For all other NEOs, this is one and a half times the sum of (i) base salary and (ii) target AIP for 2025. Also included in this amount is the 2025 AIP target bonus. Mr. Ribiéras’ total parachute payments (specifically his severance amount) exceeded the IRC Section 280G imposed limit; as such his gross severance amount of $8,078,300 was reduced to the amount shown to provide the most favorable after-tax benefit.

(2) The Amounts shown in this column reflect the AIP award earned for 2025.

(3) Amounts shown in this column for all NEOs, except Ms. Kalman include (i) 2026 earned vacation pay, and (ii) special vacation pay upon retirement, which is a percentage of base salary based on years of service (as Messrs. Devlin, Davoli and Barron are not retirement eligible, their amounts do not include special vacation pay). For Ms. Kalman, these amounts were calculated in accordance with local Brazilian law and include vacation pay, and upon an Involuntary Termination without Cause or a Qualifying Termination after CIC, age indemnity pay as well.

(4) Amounts shown in this column reflect: In the event of Involuntary Termination without Cause: the cost of (i) 18 months for the CEO and 12 months for all other NEOs of continued medical and dental under COBRA after the active employee rate has been paid by the NEO and (ii) executive outplacement services. In the event of a Qualifying Termination after CIC: the cost of (i) 18 months of continued medical and dental under COBRA after the active employee rate has been paid by the NEO and (ii) executive outplacement services.

(5) Amounts shown in this column reflect: In the event of Retirement and Involuntary Termination without Cause: the dollar value, based on the closing price of our common stock on December 31, 2025 of $48.15, of the prorated portions of the outstanding time-based restricted stock units and performance-based restricted stock units granted under the LTIP (one-time grants of RSUs are forfeited unless due to death or long-term disability), assuming target Company performance. In the event of a Qualifying Termination after CIC: the dollar value, based on the closing price of our common stock on December 31, 2025 of $48.15, of the outstanding equity awards, assuming target performance for the performance-based units. For Mr. Ribiéras, this reflects the prorated awards outstanding after his retirement on December 31, 2025.

(6) Amounts shown represent the annual single life annuity benefits payable from the tax-qualified Retirement Plan and the Pension Restoration Plan as of December 31, 2025 and the combined total. Messrs. Ribiéras and Sims are eligible for early retirement as of December 31, 2025. No amounts are shown for Messrs. Devlin, Davoli and Barron, nor Ms. Kalman, as they are not participants in the Retirement Plan and Pension Restoration Plan.

Narrative to Potential Payments Upon Qualifying Termination

The Company has an Executive Severance Plan (“ESP”) that provides severance payments and other benefits in the event of a qualifying termination. The ESP is only available to the U.S. based executive officers including the NEOs. For our non-U.S. based executive officers, benefits under the ESP are incorporated by reference in their local employment contracts.

Qualifying Termination After Change in Control

We believe this ESP aligns executive and shareowner interests by enabling leaders of the Company to focus on the interests of shareowners and other constituents when considering a potential change in control, without undue concern for their own financial and employment security. Our Board believes that maintaining the ESP is a sound business practice that protects shareowner value prior to, during and after a change in control, and allows us to recruit and retain top executive talent.

As shown in greater detail in the above table, the ESP provides the following benefits to the NEOs only if there has been both a change in control of the Company and a qualifying termination of employment; i.e., they are terminated without cause by the new employer or the employee departs for “good reason” within two years of the change in control (“double-trigger” benefits):

•

Cash severance payment equal to the sum of (i) base salary as of the date of the qualifying termination plus (ii) target AIP for the year of the qualifying termination multiplied by one and one half (in 2025; increased to two in 2026), or by two and one half for the CEO;

•	Prorated AIP for the year of the qualifying termination (based on target achievement);

•	Medical and dental insurance for 18 months at the active employee rate; and

•	Where replacement awards are provided in substitution for outstanding equity awards upon the change in control, all such replacement awards vest and become unrestricted.

Proxy Statement 2026  57

EXECUTIVE COMPENSATION TABLES

A “change in control” is defined in the ESP as any of the following events:

•	Acquisition of 30 percent or more of the Company’s stock;

•

Change in the majority of the board of directors within two consecutive years, unless two-thirds of the directors in office at the beginning of the period approved the nomination or election of the new directors;

•	Merger or similar business combination;

•	Sale of substantially all of the Company’s assets; or

•	Approval by our shareowners of a complete liquidation or dissolution of the Company.

The lump sum cash severance benefit shown above is payable only in the event of termination of employment without cause within two years following a change in control. This includes voluntary resignation only in limited situations that meet the definition of “good reason,” listed below. Under no circumstance will an executive receive a cash severance benefit under the agreement if he or she leaves voluntarily other than for “good reason,” which is defined as:

•	The assignment to the executive of duties inconsistent with his or her position or a substantial decrease in responsibilities;

•	Reduced annual base salary;

•	Elimination of a material compensation plan (including the AIP or LTIP) or a change in the executive’s participation on substantially the same basis;

•

Elimination of substantially similar pension or welfare plans (except for across-the-board reductions of such benefits for executives), or a material reduction of any fringe benefit, or failure to provide the same number of vacation days;

•	Failure by the Company to secure an agreement by the successor to assume the change in control agreement;

•	Any other termination without sufficient notice; or

•	Relocation more than 50 miles from place of work.

Qualifying Termination Not Related to Change in Control

In the event of a qualifying termination that is not related to a change in control, the ESP provides a benefit to the NEO as follows:

•	Cash severance payment equal to one times base salary for NEOs (or two times the sum of base salary and target AIP for the CEO);

•	Medical and dental insurance for 12 months at the active employee rate; and

•	Outplacement benefits.

CEO Pay Ratio

Pursuant to Item 402(u) of SEC Regulation S-K, we are providing the relationship of the annual total compensation of our Chairman and CEO as of December 31, 2025, Jean-Michel Ribiéras, to that of our median compensated employee.

For fiscal 2025:

•	The annual total compensation of our median employee was $61,869; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table (see page 46), was $7,685,872.

The resulting ratio of annual total compensation for Mr. Ribiéras to the median employee was 124:1.

58  Sylvamo

EXECUTIVE COMPENSATION TABLES

To calculate the CEO pay ratio we used the following methodology and assumptions:

•	Utilized the global employee population as of November 1, 2025 (excluding the CEO), which included all full-time, part-time, temporary and seasonal employees, to select the median employee,

•	Base salary/wages paid from January 1 through October 31, 2025, was used as the compensation measure to determine the median employee, and

•

The annual total compensation of the median employee was determined using the same methodology as the total compensation of Mr. Ribiéras as provided in the Summary Compensation Table (see page 46) for 2025.

This pay ratio is an estimate calculated in a manner consistent with SEC rules based on the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Proxy Statement 2026  59

Pay Versus Performance
The MDCC designed our executive compensation program to link a majority of our NEOs’ realized compensation to achievement of Sylvamo’s financial, commercial and strategic goals, and to align executives’ interest with those of shareowners. The table below shows the total compensation for our NEOs for the past five years, the “compensation actually paid” to our CEO and, on an average basis, our other NEOs, our TSR, the TSR of the S&P Small Cap Materials Index, our net income and our financial performance measure for compensatory purposes, Free Cash Flow.

					Value of Initial Fixed $100 Investment Based on
Year (1)	Summary Compensation Table Total for CEO ($) (2)(3)	Compensation Actually Paid to CEO ($) (4)	Average Summary Compensation Table Total for Non-CEO NEOs ($) (5)	Average Compensation Actually Paid to Non- CEO NEOs ($) (4)	Total Shareholder Return	Peer Group Total Shareholder Return (6)	Net Income ($) (7)	Free Cash Flow ($) (8)
2025	7,685,872	(4,832,408)	2,023,346	714,512	160.01	134.73	132	44
2024	8,392,842	15,883,111	2,072,926	3,382,827	254.22	117.63	302	248
2023	6,811,434	8,298,121	1,759,174	1,988,885	154.36	116.45	253	294
2022	6,961,579	9,935,515	1,808,233	2,451,556	148.12	97.06	118	332
2021	3,621,135	3,557,687	1,043,829	1,026,713	84.52	103.35	62	117
(1) On October 1, 2021, the Company spun off from International Paper and became a publicly traded company, as such we are reporting fiscal 2025, 2024, 2023, and 2022 and the period October 1, 2021 through December 31, 2021.
(2) The amounts shown in this column represent the total compensation per the Summary
Compensation
Table (see page 46) for our CEO, Mr. Ribiéras, for the fiscal years 2025, 2024, 2023, 2022 and the period October 1, 2021 through December 31, 2021.
(3) The amounts shown for 2022, 2023, and 2024 were revised in the Summary Compensation Table (see page 46) as part of “All Other Compensation” for the “Personal Use of Charter Aircraft” to reflect travel conducted during our 2022, 2023, and 2024 fiscal years, respectively. In prior proxy statements, for 2022, 2023, and 2024 we disclosed amounts in the “All Other Compensation” table based on the 12-month period used for IRS reporting. The above disclosure represents an increase over the prior disclosed amount of $51,384 for 2022 and a decrease of $14,154 for 2023 and $34,016 for 2024.
(4) SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported above. The amounts shown do not necessarily reflect the actual amounts of compensation paid to our CEO or non-CEO NEOs (“Other NEOs) during the applicable year as they include (i) the year-end value of equity awards granted during the reported year that have not yet vested, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested or were forfeited, or through the end of the fiscal year and (iii) certain pension related costs. The NEOs included for 2025 are Messrs. Devlin, Sims, Barron, Davoli and Ms. Kalman, for 2024 are Messrs. Sims, Barron, Davoli and Wilczynski, for 2023 are Messrs. Sims, Barron, Davoli and Gibson, for 2022 are Messrs. Sims, Gibson, Barron and Wilczynski, and for 2021 Messrs. Sims, Gibson, Cleves and Wilczynski. Below is a calculation of “compensation actually paid” to the CEO and Other NEOs for 2025:

Year/ Executive	Summary Compensation Table Total ($)	Reported Value of Equity Awards ($) (a)	Equity Award Adjustments ($) (b)	Reported Change In the Actuarial Present Value of Pension Benefits ($) (c)	Pension Benefit Adjustments ($) (d)	Compensation Actually Paid ($)

2025

CEO, Mr. Ribiéras	7,685,872	(5,445,275)	(7,073,005)	—	—	(4,832,408)

Other NEOs	2,023,346	(1,325,412)	16,578	—	—	714,512
(a) The amounts shown in this column represent the grant date fair value of the equity awards to our CEO and Other NEOs, as reported in the “Stock Awards” column in the Summary Compensation Table for each applicable
year.

60  Sylvamo

PAY VERSUS PERFORMANCE

(b) The amounts shown in this column represents the year-over-y ear ch
ange in the fair value of equity awards to our CEO and Other NEOs, as itemized in the table below.

	2025

Fair Value of Equity Awards	CEO	Other NEOs
As of December 31, 2025 for unvested awards granted during the year	870,015	910,173
Year-over-year increase of unvested awards granted in prior years	(5,684,132)	(826,952)
Decrease from prior fiscal year-end for awards that vested during the year	(547,908)	(66,643)
Unvested prior year awards that were forfeit during the year	(1,710,980)	—
Total Equity Award Adjustments	(7,073,005)	16,578
(c) Amounts shown represent the change in the actuarial present value of our
CEO’s
and Other NEOs’ accumulated benefit under all benefit and actuarial pension plans in which they participant, as reported in the “Change in Pension Value & Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table.
(d) Amounts shown represent the actuarially determined service cost for services rendered under all benefit and actuarial pension plans in which our CEO and Other NEOs participate.
(5) The amounts shown in this column represent the total compensation, per the Summary Compensation Table, for our NEOs, other than the CEO, for fiscal year 2025, 2024, 2023 and 2022 and the period October 1, 2021 through December 31, 2021.
(6) The amounts shown in this column reflect the cumulative total shareholder return of the S&P Small Cap Materials Index, as of December 31, 2025, weighted according to the constituent companies’ market capitalization at the beginning of each period for which a return is indicated. The S&P Small Cap Materials Index is the peer group used by Sylvamo for purposes of Item 201(e) of Regulation S-K under the Exchange Act in Sylvamo’s Annual Report on Form 10-K for the years ended December 31, 2025, 2024, 2023, 2022 and 2021.
(7) The amounts shown are in millions and reflect Net Income from Continuing Operations for the years ended December 31, 2025, 2024, 2023 and 2022 and for the period October 1, 2021 through December 31, 2021.
(8) The amounts shown are in millions and reflect the Free Cash Flow for the years ended December 31, 2025, 2024, 2023 and 2022 and for the period October 1, 2021 through December 31, 2021. See the reconciliation to U.S. GAAP starting on page 70.

Proxy Statement 2026  61

PAY VERSUS PERFORMANCE

Relationship Between “Compensation Actually Paid” and
Performance
Measures

The charts below
illustrate
the correlation in 2021, 2022, 2023, 2024 and 2025 between:

•	Sylvamo TSR relative to peers and

•	The relationship between CEO and Other NEO “compensation actually paid” and Sylvamo’s:

•	TSR,

•	Net Income and

•	Free Cash Flow
Performance Measures
The list below illustrates the four most important financial performance measures and link the “compensation actually paid” to company performance for our CEO and other NEOs in 2025. Each of these metrics is described in more detail in the CD&A under the section “Elements of Our Executive Compensation Program” beginning on page 63.
Financial Performance Measures
Adjusted EBITDA Margin
Free Cash Flow
Relative Total Shareholder Return
Return on Invested Capital

Sylvamo TSR vs Peer Group TSR
($)
$260
$240
$220
$200
$180
$160
$140
$120
$100
$80
$254.22
$154.36
$148.12
$160.01
$134.73
$117.63
$116.45
$103.35
$97.06
$84.52
2021
2022
2023
2024
2025
Sylvamo TSR
Peer TSR

Compensation Actually Paid vs Sylvamo TSR
($ thousands)
($)
$18,000
$13,000
$8,000
$3,000
$(2,000)
$(7,000)
$300
$250
$200
$150
$100
$50
$-
$3,558
$1,027
$84.52
$9,936
$2,452
$148.12
$8,298
$1,989
$154.36
$15,883
$3,383
$254.22
$(4,832)
$715
$160.01
2021
2022
2023
2024
2025
CEO Compensation Actually Paid
NEO Avg Comp Actually Paid
Sylvamo TSR

Compensation Actually Paid vs Financial Measures
($ thousands)
($ million)
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
$(2,000)
$(4,000)
$(6,000)
$350
$300
$250
$200
$150
$100
$50
$-
$3,558
$1,027
$117
$62
$9,936
$2,452
$332
$118
$8,298
$1,989
$294
$253
$15,883
$3,383
$302
$248
$(4,832)
$715
$132
$44
2021
2022
2023
2024
2025
CEO Compensation Actually Paid
NEO Avg Comp Actually Paid
Free Cash Flow
Net Income

62  Sy
lva
mo

Director Compensation

Compensation Philosophy

Our Nominating and Corporate Governance Committee is responsible for our director compensation philosophy and programs. This committee has the flexibility to establish appropriate compensation policies to attract and retain directors.

Our compensation program for non-employee directors is guided by the following principles:

•	Provide total compensation comprising both cash and equity elements that target the median level of compensation paid by our Benchmarking Peer Group (“BPG”) identified in “Executive Compensation”

•	Align the interests of our directors with the interests of our shareowners

•	Attract and retain top director talent

•	Be flexible to meet the needs of a diverse group of directors.

Each element of director compensation discussed below is recommended by the Nominating and Corporate Governance Committee and approved by our Board. An executive officer who also serves as a director on the Board is not entitled to receive additional compensation for his or her service as a director.

Stock Ownership Requirements

Our director stock ownership policy requires our non-employee directors to hold equity of Sylvamo valued at five times the annual Board cash retainer, which, through May 2026, requires ownership of Company stock equivalent to $500,000. Directors have five years from the date of their election to the Board to meet the ownership requirement. Until the requisite ownership is achieved, the director must hold at least 50 percent of the Sylvamo shares received as compensation for his or her services. As of December 31, 2025, all directors were in compliance with this program.

Elements of Our Director Compensation Program

Compensation for our non-employee directors consists of:

•	An annual retainer fee that is a mix of cash and equity

•	Committee chair fees and a Lead Independent Director or Chairman of the Board fee, as applicable

•	Liability insurance.

On at least a biennial basis, we evaluate the reasonableness and appropriateness of the total compensation paid to our directors in comparison to peer companies who comprise our BPG. We evaluated our program in 2025, consistent with this schedule. At the time of this evaluation in 2025, our total compensation was below the 50th percentile of our BPG. Our Board approved an increase to maintain market competitiveness.

Annual Compensation

Our annual retainer fees for the performance year May 2025 – May 2026 are shown in the table below. A director’s annual compensation paid as board fees is comprised of both of these components:

•	$100,000 (40 percent) is payable in cash in quarterly installments in arrears, and

•	$150,000 (60 percent) payable in equity.

Proxy Statement 2026  63

DIRECTOR COMPENSATION

A director may elect to convert all or 50 percent of his or her cash retainer fee (plus any chair fees, as discussed below) into deferred stock units (“DSUs”). One of the current six non-employee directors who served during 2025 elected to receive DSUs in lieu of all or a portion of the cash portion. Directors may elect to defer the DSUs for five or ten years.

Directors may elect to receive their equity portion in the form of restricted stock units (“RSUs”) that vest on the next annual shareowners meeting or they may elect DSUs to defer receipt of their equity portion for a five or ten-year period. Three of the current six non-employee directors who served during 2025 elected DSUs in lieu of all or a portion of the equity portion. Elections with regard to form of payment and deferrals are made in the preceding service year.

For the 2025 equity grant, we used the closing stock price of Sylvamo’s common stock on the day preceding our annual meeting in May 2025, to award the equivalent number of shares for the $150,000 equity retainer and DSUs elected by our directors in lieu of their cash retainer fee. DSUs are settled in shares of common stock at the earlier of the end of the deferral period or termination of service as a director.

A director has the right to receive all dividends or dividend equivalent units and other distributions made with respect to RSUs or DSUs in his or her name.

In addition, as referenced above, each committee chair receives a fee for his or her service in such role. For 2025, Mses. Desmond and Bruce and Mr. Petratis each received a committee chair fee, and Mr. Petratis received a fee for serving as Lead Independent Director.

Below is a summary of our current director compensation program:

Type of Fee	Annual Amount ($)

Board Fees

Cash Retainer	100,000

Equity Retainer	150,000

Committee Fees

Audit Committee Chair	25,000

Management Development and Compensation Committee Chair	20,000

Nominating and Governance Committee Chair	15,000

Lead Independent Director Fee (through 12/31/2025)	30,000

Chairman of the Board Fee (effective 1/1/2026)	130,000

Insurance and Indemnification Contracts

We provide liability insurance for our directors, officers and certain other employees at an annual cost of approximately $1.1 million. The primary underwriter of coverage is XL Specialty Insurance Company.

Our Bylaws provide for standard indemnification of our directors and officers in accordance with Delaware law. We also have contractual arrangements with our directors that indemnify them in certain circumstances for costs and liabilities incurred in actions brought against them while acting as our directors.

64  Sylvamo

DIRECTOR COMPENSATION

Our Analysis

We believe our director compensation program appropriately compensates our directors for their time and commitment to Sylvamo and is consistent with our compensation philosophy as shown in the following table.

Our Director Pay Principles	Our 2025 Director Pay Policies and Practices

• Target compensation at median of benchmarking peer group (“BPG”)	• Maintained mix of cash and equity in line with cross-section of similar companies (BPG), which total compensation was at the median level of companies included in our BPG

• Align the interests of our directors with the interests of our shareowners	• Paid 60 percent of regular board fees in the form of equity to ensure that directors, like shareowners, have a personal stake in Sylvamo’s financial performance

• Attract and retain top director talent	• Compensated directors competitively, based on a cross section of similar companies (BPG)

• Maintain flexibility to meet the needs of a diverse group of directors	• Continued to allow directors to elect to take equity in place of cash and to elect to defer their fees for a 5- or 10-year period

Non-Employee Director Compensation Table

The following table provides information on 2025 compensation for non-employee directors who served during all or part of the 2025 fiscal year. The amounts in the table below show differences among directors because certain directors received committee chair fees or a Lead Independent Director fee, and four directors received prorated fees for a partial year of service.

Name of Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		Total ($)

Stan Askren(3)	66,666	150,034		216,700

Christine S. Breves	100,000	150,034		250,034

Lizanne M. Bruce	120,000	150,034		270,034

Jeanmarie Desmond	125,000	150,034		275,034

Joia M. Johnson	100,000	150,034		250,034

Karl L. Meyers(4)	83,333	150,034		233,367

David Petratis	143,333	150,034		293,367

J. Paul Rollinson	41,666	0	(5)	41,666

Mark W. Wilde(4)	83,333	150,034		233,367

James P. Zallie	100,000	150,034		250,034

(1) Represents the portion of the annual Board and Board committee retainers and Lead Independent Director fee, as applicable, whether payable in cash or deferred at the director’s election, for services rendered during 2025. Cash retainers are paid quarterly in arrears. Directors can elect to receive their retainers on a current basis in cash or on a deferred basis in the form of DSUs. Amounts vary based on whole shares granted to those directors who elected DSUs.

Proxy Statement 2026  65

DIRECTOR COMPENSATION

(2) The value of stock awards shown in the “Stock Awards” column is based on grant date fair value calculated under Financial Accounting Standards Board Accounting Standards Codification Topic 718. A discussion of the assumptions used in calculating these values for the 2025 fiscal year may be found in Note 14 to our audited consolidated financial statements included in our 2025 Form 10-K. The grant date fair value of the equity awards shown in the “Stock Awards” column is based on the closing price of Sylvamo’s common stock on May 14, 2025, the last business day immediately preceding the date of grant. Directors can elect to receive their equity retainer in RSUs that vest in one year or DSUs payable in either five or ten years based on their election. Restrictions on RSUs awarded to our directors under our current compensation plan lapse on May 15, 2026, the date of our annual shareowners meeting, and then the shares are freely transferable, subject to our director stock ownership requirement and securities regulations. Restrictions on DSUs will lapse on May 16, 2031, for Ms. Johnson and on May 16, 2036, for Ms. Desmond and Mr. Petratis, based on the deferral period elected by each of them.

(3) Cash fees prorated for service through August 31, 2025.

(4) Cash fees prorated for service through October 31, 2025.

(5) Mr. Rollinson did not stand for election on May 15, 2025; therefore, no equity retainer was awarded for 2025 performance year.

The following table shows the aggregate number of RSUs and DSUs, including reinvested dividends, outstanding as of December 31, 2025, for each non-employee director. The amounts in the table show differences among directors because each director makes an individual election to receive his or her fees in cash and/or equity.

Name of Director	Aggregate Number of RSUs and DSUs Outstanding (#)

Stan Askren(1)	13,938

Christine S. Breves	8,448

Lizanne M. Bruce	2,709

Jeanmarie Desmond	7,756

Joia M. Johnson	13,701

Karl L. Meyers(1)	12,530

David Petratis	28,631

J. Paul Rollinson(1)	16,638

Mark W. Wilde(1)	1,354

James P. Zallie	2,709

Total	108,414

(1) All unvested RSUs held by Messrs. Askren, Meyers, Rollinson and Wilde vested and were paid in shares of Sylvamo stock on January 1, 2026, pursuant to the terms of those awards.

66  Sylvamo

Other Information

Stock Ownership

Based solely on a review of filings with the SEC, Sylvamo has determined that the following persons beneficially own more than 5% of the outstanding shares of Sylvamo common stock as of March 20, 2026 (unless otherwise indicated). Applicable percentage ownership is based on 39,735,377 shares outstanding as of March 20, 2026 and is rounded to the nearest whole number.

Name and Address	Shares(1)		Percent of Outstanding Shares of Common Stock (rounded to nearest whole number)

Certain Affiliates of ACR Group Paper Holdings JR LP 100 Northfield Street Greenwich, CT 06830	6,312,454	(2)	16%

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	5,760,988	(3)	15%

Integrated Core Strategies (US) LLC 399 Park Avenue New York, New York 10022	2,147,098	(4)	5%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	3,059,445	(5)	8%

(1) Each shareowner’s “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, which generally provides that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. The number and percentage of shares of common stock beneficially owned by each person identified in the table is determined based on the shares of common stock that such person has reported as beneficially owned in a Schedule 13G or Schedule 13D (and any amendment thereto) filed by such person with the SEC and 39,735,377 shares of Sylvamo common stock outstanding as of March 20, 2026.

(2) In an amended Schedule 13D filed with the SEC on November 6, 2025 (the “Amended Atlas Schedule 13D”), ACR Group Paper Holdings JR LP (“ACR GPH JR”) reported that it was the direct beneficial owner of 6,312,454 shares and that it shared voting power and dispositive power with respect to all shares beneficially owned by it. The Amended Atlas Schedule 13D also reported that the following persons may be deemed to be beneficial owners of such shares: ACR Group Paper Holdings JR GP LLC (“ACR GPH JR GP”) (the general partner of ACR GPH JR); ACR Group Paper Holdings LP (“ACR GPH”) (the sole and controlling member of ACR GPH JR GP); Atlas Capital GP IV LP (“AC GP IV”) (the general partner of ACR GPH); Atlas Capital Resources GP IV LLC (“ACR GP IV”) (the general partner of AC GP IV); and Atlas GP Global Holdings LLC (“AGP GH”) (the manager of ACR GP IV). Andrew M. Bursky and Timothy J. Fazio are each a manager and Managing Partner of AGP GH, which may be deemed to control ACR GPH JR, ACR GPH JR GP, ACR GPH, AC GP IV and ACR GP IV. Each of Messrs. Bursky and Fazio, together with ACR GPH JR, ACR GPH JR GP, ACR GPH, AC GP IV, ACR GP IV and AGP GH expressly disclaims beneficial ownership with respect to any shares other than the shares owned directly by such person.

(3) In a Schedule 13G/A filed with the SEC on January 23, 2024, BlackRock, Inc. reported that it beneficially owned 5,760,988 shares, and that it had sole voting power with respect to 5,706,041 shares, sole dispositive power with respect to 5,760,988 shares, and that it did not share voting or dispositive power with respect any shares.

(4) In a Schedule 13G filed with the SEC on November 24, 2025, Integrated Core Strategies (US) LLC (“ICS”) reported beneficial ownership of 2,147,098 shares. The Schedule 13G disclosed that Integrated Holding Group LP (“IHG”) was the managing member of ICS and also reported that Millennium Management LLC (the general partner of IHG), Millennium Group Management LLC (the managing member of Millennium Management LLC) and Mr. Israel A. Englander (the sole voting trustee of the managing member of Millennium Group Management LLC) had potential beneficial ownership of 2,148,608 shares held by entities subject to voting control and investment discretion by Millennium Management LLC or other investment managers that may be controlled by Millennium Group Management LLC.

(5) In a Schedule 13G/A filed with the SEC on July 29, 2025, The Vanguard Group reported that it beneficially owned 3,059,445 shares, had sole voting power over zero shares, shared voting power over 27,107 shares, sole dispositive power over 2,991,727 shares and shared dispositive power over 67,718 shares.

Proxy Statement 2026  67

OTHER INFORMATION

The following table shows the shares of Sylvamo common stock beneficially owned by each of our current directors and NEOs and by all directors and all current executive officers as a group. Except as otherwise indicated, all information is as of March 20, 2026. Unless otherwise disclosed in the footnotes to this table, the address of each beneficial owner listed below is c/o Sylvamo Corporation, 6077 Primacy Parkway, Memphis, Tennessee 38119.

Name	Shares(1)		Percent of Outstanding Shares of Common Stock

Jean-Michel Ribiéras	75,694	(2)(3)	*

John V. Sims	91,674	(3)	*

Donald P. Devlin	2,296	(3)	*

Matthew L. Barron	34,480	(3)	*

Rodrigo Davoli	26,022	(3)	*

Tatiana Kalman	8,713	(3)	*

Christine S. Breves	10,031	(5)	*

Lizanne M. Bruce	12,082	(5)	*

Jeanmarie Desmond	5,506	(4)	*

Joia M. Johnson	—	(4)	*

David Petratis	—	(4)	*

James P. Zallie	13,082	(5)	*

All current Directors and Executive Officers as a group (15 persons)	323,283	(2)(3)(4)(5)(6)	*

* Less than 1% of the outstanding shares of our common stock.

(1) “Beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act which generally provides that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. The number and percentage of shares of common stock beneficially owned by each person listed in the table is determined based on the shares of common stock that such person beneficially owned as of March 20, 2026 and 39,735,377 shares of Sylvamo common stock outstanding as of March 20, 2026. Each person has sole voting and sole investment power over the shares of common stock that the person beneficially owns, unless otherwise indicated.

(2) Mr. Ribiéras’s beneficial ownership information presented is based on information in the Company’s records as of December 31, 2025, which is the last day of Mr. Ribiéras’s service as an executive officer of the Company. Mr. Ribiéras was not required to file ownership reports with the SEC related to shares of our common stock after such date.

(3) Excludes restricted stock units and performance stock units that do not vest within 60 days after March 20, 2026.

(4) Excludes deferred stock units that do not vest within 60 days after March 20, 2026. See pages 64 and 66 of this proxy statement for information about deferred stock units.

(5) Includes RSUs awarded under the Restricted Stock and Deferred Compensation Plan for Non-Employee Directors that will vest within 60 days of March 20, 2026, as follows:

Name	Number of RSUs

Christine S. Breves	2,732

Lizanne M. Bruce	2,732

James P. Zallie	2,732

(6) Includes 608 shares beneficially owned indirectly by one executive.

68  Sylvamo

OTHER INFORMATION

Delinquent Section 16(a) Reports

Based solely on our review of ownership reports filed by our directors, executive officers and greater-than-ten-percent shareowners who are required to file reports with the SEC under Section 16(a) of the Exchange Act, as well as certain written certifications provided to us, we are not aware of any transaction that such persons did not report on a timely basis, nor are we aware of any failure by them to file a form required, under Section 16(a) of the Exchange Act.

Policies and Procedures for Related Person Transactions

Our Board has approved policies and procedures with respect to the review and approval of certain transactions between Sylvamo and a “Related Person” (a “Related Person Transaction”), which we refer to as our “Related Person Transaction Policy.” Pursuant to the terms of the Related Person Transaction Policy, any Related Person Transaction is required to be reported to the legal department, which will then determine whether it should be submitted to our Nominating and Corporate Governance Committee for consideration. The Nominating and Corporate Governance Committee must then review and decide whether to approve any Related Person Transaction.

For the purposes of the Related Person Transaction Policy, a “Related Person Transaction” means a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Sylvamo (including any of its subsidiaries) was, is or will be a participant and in which any Related Person had, has or will have a direct or indirect interest. A “Related Person” means any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of Sylvamo or a nominee to become a director of Sylvamo; any person who is known to be the beneficial owner of more than five percent of Sylvamo common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of ten percent or more.

Certain Relationships and Related Person Transactions

Other than as noted below and compensation arrangements for our directors and NEOs, which are described in the sections of this Proxy Statement entitled “Executive Compensation” and “Director Compensation”, there have been no transactions since January 1, 2025, to which we were a participant or will be a participant, in which:

•	the amounts involved exceeded or will exceed $120,000, and

•

any of our directors, executive officers, or holders of more than 5% of our common stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Described below are related person agreements in effect and entered into between Sylvamo and either our directors or holders of more than 5% of our common stock. We entered into these agreements prior to January 1, 2025, except that we entered into a Director Indemnification Agreement with John V. Sims effective when he joined the Board on January 1, 2026.

Director Indemnification Agreements

We have entered into indemnification agreements with each of our directors. The agreements require us to indemnify these individuals to the fullest extent permitted by law against liabilities that may arise by reason of their service to us, and to advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified.

Proxy Statement 2026  69

OTHER INFORMATION

Cooperation Agreement

We entered into a Cooperation Agreement dated as of February 14, 2023, with Atlas FRM LLC (“Atlas FRM”) and certain of its affiliates (collectively, the “Atlas Group”). Certain members of the Atlas Group beneficially owned approximately 16% of Sylvamo’s outstanding common stock as of the record date for the Annual Meeting. Additional information concerning their ownership is disclosed in this proxy statement under the heading “Other Information – Stock Ownership.”

The Cooperation Agreement provided the Atlas Group with certain appointment and nomination rights regarding the membership and composition of our Board. Two of our former directors (each of whom resigned from the Board on November 5, 2025) were initially appointed to the Board and to the committees on which they served, and were nominated annually for election to the Board, pursuant to the requirements of the Cooperation Agreement. Their resignation from the Board terminated most of the parties’ obligations under the Cooperation Agreement effective November 13, 2025. The Cooperation Agreement requires that Sylvamo maintain an effective shelf registration statement to permit the Atlas Group to sell shares of our common stock beneficially owned by them, subject to the limitations set forth in such agreement, until August 13, 2026.

Reconciliations to U.S. GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA (non-U.S. GAAP measure) means Net Income (U.S. GAAP) net of tax, plus: the sum of depreciation, amortization and cost of timber harvested; income taxes and net interest expense (income); equity-based compensation; foreign exchange on a note receivable from our Brazilian subsidiary; and when applicable for the periods reported, net of special items.

2025 $ Million

Net Income	132

Depreciation, Amortization, Cost of Timber Harvested	179

Interest (Income) Expense, Net	39

Income Tax Provision	67

Adjustments

Equity-based Compensation	18

Foreign Exchange on Intercompany Note	(1)

Special Items (net of interest and special tax items)	14

Adjusted EBITDA	448

70  Sylvamo

OTHER INFORMATION

Adjusted EBITDA Margin

Adjusted EBITDA Margin (non-U.S. GAAP measure) means Adjusted EBITDA as a percentage of Net Sales.

2025 $ Million

Adjusted EBITDA (reconciled to Net Income in the table above)	448

Divided by: Net Sales	3,351

Adjusted EBITDA Margin	13.4%

Adjustment (see page 38)	0.3%

Adjusted EBITDA Margin for AIP	13.7%

Free Cash Flow (FCF)

Free Cash Flow (non-U.S. GAAP measure) means Cash Provided by Operating Activities from Continuing Operations minus cash invested in capital projects.

	$ Million

	4Q 2021	2022	2023	2024	2025

Cash Provided by Operating Activities from Continuing Operations	131	418	504	469	268

Less: Invested in capital projects	(22)	(149)	(210)	(221)	(224)

Free Cash Flow	109	269	294	248	44

Interest Payments(1)	8	63	—	—	—

Free Cash Flow for AIP	117	332	294	248	44

(1) Interest payments were included in the 2021 and 2022 annual incentive plan target and performance calculations

Proxy Statement 2026  71

OTHER INFORMATION

Return on Invested Capital (ROIC)

ROIC (non-U.S. GAAP measure) for purposes of our Long-Term Incentive Plan means Adjusted Operating Earnings before interest / Average Invested Capital. We use Adjusted Operating Earnings as a supplemental measure of our performance, and the most directly comparable GAAP measure is Net Income. Invested Capital means Total Equity plus Total Debt minus Cash, temporary investments and restricted cash. Average Invested Capital is calculated as a simple average for the two most recent fiscal years. Below is a reconciliation of ROIC to Net Income.

	$ Million

	2022	2023	2024	2025

Net Income	118	253	302	132

Russian operations impairment, net	228	—	—	—

Russian fixed assets impairment, net	57	—	—	—

Special Items Expense (Income)	12	25	10	14

Foreign Exchange on Intercompany Note	—	—	—	(1)

Interest Expense (Income), Net	69	34	39	39

Adjusted Operating Earnings Before Interest	484	312	351	184

Total Equity	678	901	847	966

Add: Long-Term Debt	1,003	931	782	763

Add: Notes payable and current maturities of long-term debt	29	28	22	90

Less: Cash, temporary investments and restricted cash	(360)	(280)	(205)	(135)

Total Invested Capital	1,350	1,580	1,446	1,684

		2023	2024	2025

		$ Million

Average Invested Capital		1,465	1,513	1,565

		%

ROIC		21.3	23.2	11.7

3-Year Average ROIC			18.7

72  Sylvamo

How to Contact Us

Mailing and Street Address of our Principal Executive Office

Sylvamo Corporation

6077 Primacy Parkway

Memphis, TN 38119

Address of our Corporate Secretary

Sylvamo Corporation

c/o Corporate Secretary

6077 Primacy Parkway

Memphis, TN 38119

You may also contact our Corporate Secretary at corporatesecretary@sylvamo.com

Investor Inquiries

Hans Bjorkman, 901-519-8030, hans.bjorkman@sylvamo.com

Media Inquiries

Adam Ghassemi, 901-519-8115, adam.ghassemi@sylvamo.com

Proxy Statement 2026  73

  P.O. BOX 8016, CARY, NC 27512-9903

Sylvamo Corporation	Internet:
Annual Meeting of Shareholders	www.proxypush.com/SLVM
	●	Cast your vote online
	●	Have your Proxy Card ready
For Shareholders of record as of March 20, 2026 Friday, May 15, 2026 8:30 AM, Central Time Sylvamo World Headquarters 6077 Primacy Parkway, Memphis, Tennessee 38119	●	Follow the simple instructions to record your vote
Phone:
1-866-509-1053
	●	Use any touch-tone telephone
	●	Have your Proxy Card ready
	●	Follow the simple recorded instructions
Mail:
	●	Mark, sign and date your Proxy Card
	●	Fold and return your Proxy Card in the postage-paid envelope provided

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 8:30 AM, Central Time, May 15, 2026.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints John V. Sims, Donald P. Devin and Matthew L. Barron (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Sylvamo Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE RECOMMENDATION OF SYLVAMO’S BOARD OF DIRECTORS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Sylvamo Corporation Annual Meeting of Shareholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

BOARD OF
DIRECTORS
	PROPOSAL	YOUR VOTE			RECOMMENDS
1.	Elect the seven director nominees named in the proxy statement to our Board of Directors				FOR
		FOR	AGAINST	ABSTAIN
	1.01 Christine S. Breves	☐	☐	☐

	1.02 Lizanne M. Bruce	☐	☐	☐	FOR

	1.03 Jeanmarie Desmond	☐	☐	☐	FOR

	1.04 Joia M. Johnson	☐	☐	☐	FOR

	1.05 David Petratis	☐	☐	☐	FOR

	1.06 John V. Sims	☐	☐	☐	FOR

	1.07 James P. Zallie	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.	☐	☐	☐	FOR
3.	Approve, on a non-binding advisory basis, the compensation of our named executive officers	☐	☐	☐	FOR

☐	Check here if you would like to attend the meeting in person.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date